                                                                   Exhibit 10.11


                                 OFFICE LEASE

                         FORTY-FIVE FREMONT ASSOCIATES,
                       A CALIFORNIA GENERAL PARTNERSHIP,
                                    Landlord

                                      and

                             DIGITAL ISLAND, INC.,
                                     Tenant
                           DATED AS OF: May 5, 1999

                               TABLE OF CONTENTS

Paragraph                                                                       Page
---------                                                                       ----
       1.  Premises...........................................................     1
       2.  Certain Basic Lease Terms..........................................     1
       3.  Term; Delivery of Possession of Premises...........................     2
       4.  Condition of Premises..............................................     2
       5.  Monthly Rent.......................................................     5
       6.  Lease Security.....................................................     6
       7.  Additional Rent: Increases in Operating Expenses and Tax Expenses..     7
       8.  Use of Premises; Compliance with Law...............................    10
       9.  Alterations and Restoration........................................    11
      10.  Repair.............................................................    12
      11.  Abandonment........................................................    13
      12.  Liens..............................................................    13
      13.  Assignment and Subletting..........................................    13
      14.  Indemnification of Landlord........................................    17
      15.  Insurance..........................................................    17
      16.  Mutual Waiver of Subrogation Rights................................    19
      17.  Utilities..........................................................    19
      18.  Personal Property and Other Taxes..................................    20
      19.  Rules and Regulations..............................................    20
      20.  Surrender; Holding Over............................................    21
      21.  Subordination and Attornment.......................................    21
      22.  Financing Condition................................................    22
      23.  Entry by Landlord..................................................    22
      24.  Insolvency or Bankruptcy...........................................    22
      25.  Default and Remedies...............................................    23
      26.  Damage or Destruction..............................................    25
      27.  Eminent Domain.....................................................    26
      28.  Landlord's Liability; Sale of Building.............................    26
      29.  Estoppel Certificates..............................................    27
      30.  Right of Landlord to Perform.......................................    27
      31.  Late Charge........................................................    27
      32.  Attorneys' Fees; Waiver of Jury Trial..............................    27
      33.  Waiver.............................................................    28
      34.  Notices............................................................    28
      35.  Deleted............................................................    28
      36.  Defined Terms and Marginal Headings................................    28
      37.  Time and Applicable Law............................................    28
      38.  Successors.........................................................    28
      39.  Entire Agreement; Modifications....................................    29
      40.  Light and Air......................................................    29
      41.  Name of Building...................................................    29
      42.  Severability.......................................................    29
      43.  Authority..........................................................    29
      44.  No Offer...........................................................    29
      45.  Real Estate Brokers................................................    29
      46.  Consents and Approvals.............................................    29
      47.  Reserved Rights....................................................    30
      48.  Financial Statements...............................................    30
      49.  Deleted............................................................    30
      50.  Nondisclosure of Lease Terms.......................................    30
      51.  Hazardous Substance Disclosure.....................................    30
      52.  Stairway Access....................................................    31
      53.  Right of First Offer...............................................    31
      54.  Signage............................................................    32
      55.  Parking............................................................    32

EXHIBITS:
--------

A - Outline of Premises
B - Rules and Regulations
C - Appraisal Procedure

                                     LEASE
                                     -----


          THIS LEASE is made as of the 5th day of May, 1999, between FORTY-FIVE FREMONT ASSOCIATES, a California general partnership ("Landlord"), and DIGITAL ISLAND, INC., a California corporation ("Tenant").


          1.  Premises. Landlord hereby leases to Tenant, and Tenant hereby
              --------
leases from Landlord, on the terms and conditions set forth herein, the space outlined on the attached Exhibit A (the "Premises"). The Premises are located on the floor(s) specified in Paragraph 2 below of the building (the "Building") located at 45 Fremont Street, San Francisco, California. The Building, the parcel(s) of land (the "Land") on which the Building is located and the other improvements on the Land are referred to herein as the "Real Property".

          Tenant's lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this Lease, the public lobbies, entrances, stairs, elevators and other public portions of the Building. All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have rights of access through the Premises for the purpose of operating, maintaining and repairing the same.

          2.  Certain Basic Lease Terms. As used herein, the following terms
              -------------------------
shall have the meaning specified below:

            a. Floor(s) on which the Premises are located: Eleventh (11th) and twelfth (12th) floors.

            b. Lease term: Approximately five (5) years and two (2) months, commencing on the date Landlord delivers the Premises to Tenant (the "Commencement Date") and ending on the last day of the sixtieth (60th) full calendar month after the Rent Commencement Date (as defined in Paragraph 2.c. below)(the "Expiration Date").

            c. Monthly Rent: One Hundred Ten Thousand Three Hundred Seventy-Two
               Dollars ($110,372.00).

               The "Rent Commencement Date" shall be the date which is the earlier of (i) sixty (60) days after the Commencement Date (provided that if the Tenant Improvements (as defined in Paragraph 4.a.i. below) have not been Substantially Completed (as defined below) by the end of such 60-day period due to a delay caused by Force Majeure (as defined below) or a Landlord Delay (as defined below), then the 60-day period shall be extended by the length of such delay; provided, however, that any such extension of the 60-day period on account of Force Majeure shall be limited to five (5) days), or (ii) the date Tenant commences occupancy of any portion of the Premises for the conduct of Tenant's business therein.

               For purposes of the foregoing, the following terms shall have the following meanings:

                  Substantial Completion of the Tenant Improvements shall have occurred when, in Landlord's and Tenant's reasonable judgment, the Tenant Improvements have been completed in accordance with the Final Plans (as defined in Paragraph 4.a.i. below), subject only to correction or completion of "Punch List" items, which items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair Tenant's use of the Premises for Tenant's business. The definition of Substantial Completion shall also apply to the term "Substantially Completed."

                  "Force Majeure" shall mean any delay in the Substantial Completion of the Tenant Improvements that is caused by (i) strikes, lockout, labor disputes, shortages of customary materials and supplies (for which reasonable replacements are not readily available) or labor, fire or other casualty, acts of God or any similar cause that is beyond the reasonable control of the party from whom performance is required, or
                  (ii) the failure of the
                  applicable governmental authority, following receipt of all of the required plans and other information, to issue the required building permits or approvals within the customary time periods for such issuance that existed as of the date of this Lease.

                  "Landlord Delay" shall mean any delay in the Substantial Completion of the Tenant Improvements that is due to (i) Landlord's failure to provide any required consent or disapproval within the time periods set forth in Paragraph 4 below, (ii) Landlord's failure to timely disburse Landlord's Contribution in accordance with Paragraph 4.d.i. below, or
                  (iii) any other delay that is directly and solely caused by the acts or failures to act (subject to any applicable time periods for such actions provided for in Paragraph 4 below) of Landlord or its agents or contractors.

            d. Letter of Credit Amount: Five Hundred Thousand Dollars
               ($500,000.00).

            e. Tenant's Share: 6.54%

            f. Base Year: The calendar year 1999.

               Base Tax Year: The fiscal tax year ending June 30, 2000.

            g. Business of Tenant: Global internet service provider.

            h. Real estate broker(s): Shorenstein Management Inc., and CB
               Richard Ellis, Inc.

       3.   Term Delivery of Possession of Premises.
            ---------------------------------------

            a. The term of this Lease shall commence on the Commencement Date (as defined in Paragraph 2.b.) and, unless sooner terminated pursuant to the terms hereof or at law, shall expire on the Expiration Date (defined in Paragraph 2.b.).

            b. Landlord shall deliver possession of the Premises to Tenant as soon as reasonably possible following the date hereof. Except as expressly provided below, in the event of any delay in the delivery of the Premises to Tenant, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing, if Landlord has not delivered the Premises to Tenant for commencement of construction of the Tenant Improvements on or before June 1, 1999 (the "Outside Delivery Date") then Tenant may terminate this Lease by providing Landlord with written notice of such termination prior to the date that the Premises are delivered to Tenant for commencement of construction of the Tenant Improvements, but in no event later than five (5) business days following the Outside Delivery Date (as such date may have been extended pursuant to the following). The foregoing Outside Delivery Date shall be extended by the length of any delay in the delivery of the Premises to Tenant that is caused by strikes, lock-outs, labor disputes, fire or other casualty, acts of God, or any other cause beyond the reasonable control of Landlord; provided, however, that the Outside Delivery Date may not be extended solely as a result of Landlord's inability to recover possession of the Premises from the prior tenant of the Premises and/or remove such tenant's possessions from the Premises. Tenant's foregoing right to terminate this Lease shall be Tenant's sole remedy for Landlord's failure to deliver the Premises to Tenant by the Outside Delivery Date (as such date may have been extended pursuant to the terms hereof).

       4.   Condition of Premises. Improvements shall be constructed in the
            ---------------------
Premises in accordance with this Paragraph 4.

            a. Plans; Selection of General Contractor.
               --------------------------------------

                i. Plans. On or before May 3, 1999, Tenant shall furnish to
                   -----
Landlord for Landlord's review and reasonable approval working plans and specifications for the improvements Tenant desires to be constructed in the Premises, prepared by an architect reasonably acceptable to Landlord ("Tenant's Architect"). The working plans and specifications shall show improvements that conform to Landlord's base building requirements, the "Tenant Construction Standards" and "Conditions for Construction" applicable to the Building (collectively, the Building Construction Standards"), applicable building codes and other Legal Requirements (as defined in Paragraph 7.a.(16) below) and shall be in sufficient detail as to enable the general contractor for the work to obtain all necessary governmental permits for commencement of the improvements and to secure complete bids from qualified contractors to perform the work. Landlord's approval of the working plans and specifications shall merely indicate Landlord's consent to the proposed work shown thereon. In no event shall such consent by Landlord be deemed to constitute a representation by Landlord that the work called for in the working plans and specifications complies with applicable building codes or other Legal Requirements nor shall such consent release Tenant from Tenant's obligation to supply working plans and specifications which do so conform to applicable building codes and Legal Requirements. Landlord shall respond to each portion of the plans, either in writing or by marking up the submitted plans, as soon as reasonably possible (but in any event within five (5) business days of its receipt thereof) and, if Landlord disapproves of any portion of the plans, Landlord shall advise Tenant of Landlord's reasons therefor. Tenant shall respond to any reasonable objections of Landlord to the plans and resubmit appropriately revised plans to Landlord. Landlord shall respond to any resubmission of the plans as soon as reasonably possible (but in any event, within five (5) business days of Landlord's receipt thereof), provided that the resubmitted plans shall clearly indicate /which portions of the plans are revised and which portions of the plan remain unchanged from the previously submitted plans. (The working plans and specifications, as approved in writing by Landlord, are hereinafter called the "Final Plans" and the improvements to be performed in accordance with the Final Plans are hereinafter called the "Tenant Improvements".) Notwithstanding anything to the contrary herein, Landlord and Tenant shall cooperate with each other to resolve any space plan issues raised by applicable local building codes.

                ii. Selection of General Contractor. On or before the date that
                    -------------------------------
is five (5) business days following the approval by Landlord and Tenant of the Final Plans, Tenant shall advise Landlord of whether Tenant selects Landlord's designated contractor ("Landlord's Contractor") to be the general contractor for the construction of the Tenant Improvements or whether Tenant desires to hire an outside general contractor ("Tenant's Contractor") to construct the Tenant Improvements.

       b. Construction by Tenant's Contractor. If Tenant selects Tenant's
          -----------------------------------
Contractor to construct the Tenant Improvements pursuant to Paragraph 4.a.ii. above, the following provisions shall apply:

                i. Tenant's Contractor shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld.

                ii. Tenant's Contractor shall (1) have substantial recent experience in the construction of tenant improvements in high-rise office buildings in downtown San Francisco, (2) be licensed by the State of California (as evidenced by Tenant's submission to Landlord of Tenant's Contractor's state license number), and (3) have the capacity to be bonded by a recognized surety company to assure full performance of the construction contract for the work shown on the Final Plans (as evidenced by Tenant's submission to Landlord of a commitment or other writing issued by a recognized surety company confirming that Tenant's Contractor is bondable for construction projects having a contract price not less than the contract price under the construction contract for the Tenant Improvements).

               Tenant shall be responsible for Tenant's Contractor, subcontractors, suppliers and materialmen (A) utilizing only union labor on the construction, (B) obtaining Landlord's prior written approval (which Landlord shall not unreasonably withhold) of all subcontractors to be utilized in the performance of such construction work, (C) obtaining all necessary governmental permits and approvals in connection with the Tenant Improvements (and Landlord shall have no responsibility whatsoever in connection with obtaining the same) and (D) furnishing to Landlord, prior to the commencement of any construction in the Premises, certificates of insurance evidencing insurance with coverage and in form and amount required by Landlord for the subject contractors' or materialmens' operations in the Premises, which policies shall name Landlord as an additional insured. Landlord shall have no responsibility for furnishing any security services in or about the Building or Premises to safeguard the construction project or materials in connection therewith, other than that customarily provided in the Building for its use as an office building.

                iii. Following selection of Tenant's Contractor, Tenant shall promptly enter into a contract with Tenant's Contractor for construction of the Tenant Improvements. Tenant shall then cause Tenant's Contractor to promptly commence and diligently pursue to completion the Tenant Improvements in accordance with the Final Plans. If Tenant requests any change, addition or alteration in or to the Final Plans ("Changes"), Tenant shall cause Tenant's Architect to prepare additional plans implementing such Change and such additional plans shall be submitted to Landlord for Landlord's prior written approval, which approval shall not be unreasonably withheld. Tenant's Contractor shall comply with the Building's reasonable construction procedures and with all applicable laws and governmental requirements regarding the performance of the work.

            c. Construction By Landlord's Contractor. If Tenant selects
               -------------------------------------
Landlord's Contractor to construct the Tenant Improvements pursuant to Paragraph 4.a.ii. above, the following provisions shall apply:

                i. Construction. As soon as Landlord and Tenant have approved
                   ------------
     the Final Plans, Landlord shall cause Landlord's Contractor to commence and diligently pursue construction of the Tenant Improvements to completion. Landlord will provide ordinary power wiring to locations shown on the Final Plans and shall provide and cause Landlord's Contractor to install conduits as required for Tenant's telephone and computer systems as shown on the Final Plans, but unless required by Tenant and specifically indicated on the Final Plans, Landlord's Contractor shall not install, pull or hook up such wires, supply jacks or plugs or provide wiring necessary for special conditioned power to the Premises. The Tenant Improvements shall be constructed by Landlord's Contractor in conformance with the Final Plans (subject to approved Changes) and Landlord's Contractor shall comply with applicable governmental requirements regarding the performance of the work; provided, however, that the foregoing shall in no event require Landlord's Contractor to identify and correct any violations of codes or laws reflected in the Final Plans, it being agreed that, as expressly stated in Paragraph 4.a.i. hereof, Tenant is responsible for submitting to Landlord Final Plans that comply with all applicable laws.

                     Landlord's Contractor's fee for the construction of the Tenant Improvements shall be as agreed upon by Tenant and Landlord.

                ii.  Changes. If Tenant requests any Changes to the Final Plans,
                     -------
     Tenant shall cause Tenant's Architect to prepare additional plans implementing such Change and such plans shall be submitted to Landlord for Landlord's prior written approval, which approval shall not be unreasonably withheld. As soon as reasonably possible after the completion of such additional plans and Landlord's approval thereof, Landlord shall notify Tenant of the estimated cost of the Change and the estimated affect the Change will have on the construction schedule for the Tenant Improvements. Within five (5) business days after receipt of such cost and timing estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and the cost of the Change shall be added to the cost of the Tenant Improvements. If Tenant fails to approve the Change within such five (5) business day period, construction of the Tenant Improvements shall proceed as provided in accordance with the Final Plans as they existed prior to the requested Change.

                iii. Punch List Items. Upon notice from Landlord that the Tenant
                     ----------------
     Improvements have been completed in accordance With the Final Plans, subject only to correction or completion of "Punch List" items (which Punch List Items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair Tenant's use of the Premises for Tenant's business) Landlord and Tenant shall tour the Premises and prepare a joint list of Punch List Items. Landlord shall cause Landlord's Contractor to complete the Punch List items as soon as reasonably possible.

            d. Cost of Tenant Improvements. The cost of the construction and
               ---------------------------
installation of the Tenant Improvements shall be borne as follows:

                i. Landlord's Contribution. Landlord shall contribute toward the
                   -----------------------
     cost of the design, construction and installation of the Tenant Improvements (including, without limitation, the fee for Landlord's Contractor or Tenant's Contractor, whichever is applicable, and the Construction Management Fee (as defined below) if applicable) an amount not to exceed Five Hundred Thirty-Six Thousand Nine Hundred Forty Dollars ($536,940.00)("Landlord's Contribution"); provided, however that not more than Seventy-One Thousand Five Hundred Ninety-Two Dollars ($71,592.00) of Landlord's Contribution may be applied to Tenant's reasonable space planning, architectural and engineering costs for the design of the Tenant Improvements. No portion of Landlord's Contribution may be applied to the cost of equipment, trade fixtures, moving expenses, furniture, signage or free rent.

          Tenant shall pay for all costs of the construction of the Tenant Improvements in excess of Landlord's Contribution (the "Excess Cost"). Based on the estimated cost of the construction of the Tenant Improvements (inclusive of the applicable fees referenced above)(which estimated cost shall be mutually and reasonably agreed upon by Landlord and Tenant, and is referred to hereinafter as the "Estimated Costs"), the prorata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a "Share of Costs"). Tenant and Landlord shall fund the cost of such work (including the applicable portion of the applicable fees) as the same is performed, in accordance with their respective Share of Costs for such work, with Tenant's payments being made to Landlord's Contractor within thirty (30) days of written demand if Landlord's Contractor constructs the Tenant Improvements. At such time as Landlord's Contribution has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payments shall be made in installments as construction progresses in the same manner as Tenant's payments of Tenant's Share of Costs were paid.

          If Tenant's Contractor constructs the Tenant Improvements, the following provisions shall govern the disbursement of Landlord's Contribution. Landlord shall disburse Landlord's Contribution (with each payment being calculated in accordance with Landlord's Share of Costs as provided above) directly to Tenant's Contractor, or subcontractors, or to Tenant as Landlord and Tenant may agree, in monthly installments. Each disbursement shall be conditioned upon Landlord's receipt of invoices to be furnished by Tenant covering work actually performed, construction in place and materials delivered to the site (as may be applicable). No payment will be made for materials or supplies not on site. To the extent permitted by law, Landlord may withhold the amount of any and all retention percentages provided for in original contracts or subcontracts until the earlier of (i) the expiration of the applicable lien period or (ii) Landlord's receipt of a waiver of lien rights from Tenant's Contractor, subcontractors or suppliers whose invoices are applicable to the respective disbursement for, and/or on account of, the work or materials covered by such invoice. Tenant shall pay Tenant's Share of Costs directly to the contractor or suppliers involved and shall furnish to Landlord copies of receipted invoices therefor and such waivers of lien rights as Landlord may reasonably require.

            Notwithstanding the foregoing, Landlord shall retain from the amount of Landlord's Contribution, as compensation to Landlord for review of the Final Plans and for construction inspection, administration and management with regard to the Tenant Improvements, a sum (the "Construction Management Fee") equal to Twenty-Four Thousand Dollars ($24,000.00). At the time Landlord makes any disbursement of Landlord's Contribution, Landlord shall retain from Landlord's Contribution, as a partial payment of the Construction Management Fee, a proportionate amount of the Construction Management Fee based upon Landlord's reasonable estimation of the amount required to be withheld from each disbursement in order to ensure that the entire Construction Management Fee is retained over the course of construction on a prorata basis. At such time as Landlord's Contribution has been entirely disbursed, Tenant shall, within thirty (30) days of written demand, pay to Landlord the remainder, if any, of the Construction Management Fee not yet paid to Landlord.

                ii. Landlord's Work. In additional to Landlord's Contribution,
                    ---------------
     Landlord shall pay for the entire cost of Landlord's Work described in Paragraph 4.e. below.

            e. Landlord's Work. Regardless of whether Tenant's Contractor or
               ---------------
Landlord's Contractor constructs the Tenant Improvements, Landlord shall cause the following work ('Landlord's Work") to be performed at Landlord's cost:

                i. Perform the work, if any, required to bring the restrooms on the 11th and 12th floors of the Building into compliance with Title 24 accessibility requirements.

                ii. Perform the work, if any, required to bring the common areas of the Building that are reasonably anticipated to be in Tenant's path of travel, to comply with Title 24 accessibility requirements in effect as of the Commencement Date.

Landlord's Work shall be performed concurrently with the construction of the Tenant Improvements.

       5.  Monthly Rent.
           ------------

            a. On or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the Monthly Rent specified in Paragraph 2 above. If the term of this Lease commences on a day other than the first day of a calendar month, or terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for such partial month shall be appropriately prorated on the basis of a thirty
(30)-day month. Monthly Rent and the Additional Rent specified in Paragraph 7 shall be paid by Tenant to Landlord, in advance, without deduction, offset, prior notice or demand, in immediately available funds of lawful money of the United States of America, or by good cheek as described below, at the office of Shorenstein Company, L.P., at 555 California Street, 14th floor, San Francisco, California 94104, or to such other person or at such other place as Landlord may from time to time designate in writing not less than five (5) business days in advance. Payments made by cheek must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. Notwithstanding the foregoing, Tenant shall pay to Landlord with execution of this Lease an amount equal to one (1) month's Monthly Rent hereunder, which amount shall be applied to the Monthly Rent first due and payable hereunder.

            b. All amounts payable by Tenant to Landlord under this Lease, or otherwise payable in connection with Tenant's occupancy of the Premises, in addition to the Monthly Rent hereunder and Additional Rent under Paragraph 7, shall constitute rent owed by Tenant to Landlord hereunder.

            c. Any rent not paid by Tenant to Landlord when due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the "Interest Rate") equal to the lesser of (i) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law, or
(ii) a rate equal to the sum of six (6) percentage points over the six-month United States Treasury bill rate (the "Treasury Rate") in effect from time to time during such delinquency (or if there is no such publicly announced rate, the rate quoted by the San Francisco Main Office of Bank of America, NT&SA, or any successor bank thereto, in pricing ninety (90)-day commercial loans to substantial commercial borrowers). Failure by Tenant to pay rent when due, including any interest accrued under this subparagraph, shall constitute an

Event of Default (as defined in Paragraph 25 below) giving rise to all the remedies afforded Landlord under this Lease and at law for nonpayment of rent.

            d. No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord's remedies under this Lease or at law.

       6.   Lease Security. As security for the performance by Tenant of
            --------------
Tenant's obligations hereunder, Tenant shall cause to be delivered to Landlord concurrently with the execution of this Lease by Tenant, an original irrevocable standby letter of credit (the "Letter of Credit") in the amount of Five Hundred Thousand Dollars ($500,000.00), which Landlord may draw upon to cure any default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to such default. The Letter of Credit shall be issued by a major commercial bank reasonably acceptable to Landlord with a San Francisco service and claim point for the Letter of Credit, have an expiration date not earlier than the Expiration Date (or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof). The Letter of Credit shall provide for payment to Landlord upon the issuer's receipt of a sight draft from Landlord together with Landlord's certificate certifying that the requested sum is due and payable from Tenant and Tenant has failed to pay, and with no other conditions, and otherwise be in form and content satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than the Expiration Date, then throughout the term hereof (including any renewal or extension of the term) Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide Landlord with an additional letter of credit conforming to the requirements of this paragraph so that the amount available to Landlord from the Letter of Credit(s) provided hereunder is $500,000.00

       Tenant's failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this Lease shall entitle Landlord to draw upon the full amount of the Letter of Credit then in effect and (a) Landlord shall hold the drawn amount as security for Tenant's obligations under this Lease and no interest shall accrue to Tenant with regard to such sums so held by Landlord,
(b) Landlord may (but shall not be required to) use the sums so held or any portion thereof to cure any Event of Default or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its covenants or obligations hereunder, it being understood that any use of such sums shall not constitute a bar or defense to any of Landlord's remedies under this Lease or at law (and if Landlord so uses all or part of the security deposit, then upon written notice from Landlord to Tenant specifying the amount of the security deposit so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deposit with Landlord an amount sufficient to return the security deposit to an amount equal to one hundred percent (100%) of the security deposit held by Landlord prior to such application of the security deposit; and Tenant's failure to make such payment to Landlord within five (5) business days of receipt of Landlord's notice shall constitute an Event of Default, (e) if Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the balance of such sums so held by Landlord; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations under the Lease, and (d) no holder of a Superior Interest (as defined in Paragraph 21 below), nor any purchaser at any judicial or private foreclosure sale of the Real Property or any portion thereof, shall be responsible to Tenant for the sums so held by Landlord unless and only to the extent such holder or purchaser shall have actually received the same.

       Tenant may from time to time during the Lease term (but not more than once during any twelve (12) month period) request that Landlord review Tenant's then current financial statement to determine if Landlord will continue to require the Letter of Credit as security for Tenant's obligations under this Lease. Tenant acknowledges that Landlord shall in no event be required to eliminate the requirement that Tenant provide the Letter of Credit, it being agreed that Landlord's sole obligation under this grammatical paragraph is to review the financial statement submitted by Tenant.

       If, at any time during the term hereof while the Letter of Credit is in effect, Tenant becomes a publicly held corporation, then Tenant may replace the Letter of Credit with a cash security deposit equal to One Hundred Ten Thousand Three Hundred Seventy-Two Dollars ($110,372.00). Upon Landlord's receipt from Tenant of (i) reasonable documentation evidencing that Tenant has become a publicly held company and (ii) the $110,372.00 security deposit, Landlord shall return to Tenant the Letter of Credit held by Landlord. If Tenant does substitute a cash security deposit for the Letter of Credit, the provisions of
(a) through (d) of the second grammatical paragraph of this Paragraph 6 shall apply thereto. Once the Letter of Credit is replaced with the security deposit, the security deposit shall remain in effect throughout the remainder of the Lease term, and Landlord shall be under no further obligation to review Tenant's financial statements.

       7.   Additional Rent: Increases in Operating Expenses and Tax Expenses.
            -----------------------------------------------------------------

            a.  Operating Expenses. Tenant shall pay to Landlord, at the times
                ------------------
hereinafter set forth, Tenant's Share, as specified in Paragraph 2.e. above, of any increase in the Operating Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2.f. above, over the Operating Expenses incurred by Landlord during the Base Year. The amounts payable under this Paragraph 7.a. and Paragraph 7.b. below are termed "Additional Rent" herein.

The term "Operating Expenses" shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property, including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property; (2) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) the cost of uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21 below), and, after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy, or, in the event of earthquake damage sustained during any period that Landlord does not actually carry earthquake insurance, the costs of repairing the earthquake damage up to the amount of the deductible that Landlord would have paid had Landlord actually carried earthquake insurance at the time of the earthquake (provided that Landlord may include in Operating Expenses the amount of Landlord's deductible (or deemed deductible, with regard to repairs of earthquake damage sustained during any period that Landlord does not actually carry earthquake insurance) only to the extent such deductible (or deemed deductible) does not materially exceed the customary range of deductibles for comparable first-class office buildings in the San Francisco financial district; and provided, further, if the Real Property sustains earthquake damage, and Tenant's Share of the deductible paid by Landlord under Landlord's earthquake policy (or deemed deductible, in the event Landlord does not carry earthquake insurance) is more than $110,372.00, then Tenant may, at Tenant's option, either
(i) pay the entire amount of Tenant's Share of the deductible in the manner required by application of this Paragraph 7 or (ii) pay only $110,372.00 at the time Tenant's payment is due pursuant to the provisions of this Paragraph 7, with the remaining portion of Tenant's Share of the deductible to be paid by Tenant by amortizing such amount over the remaining term of the Lease, which amortization shall be on a straight line basis, with monthly payments, at an interest rate equal to the rate (as of the commencement of the amortization period) quoted by the San Francisco Main Office of Bank of America, NT&SA, or any successor bank thereto, in pricing commercial loans of a duration equal to the subject amortization period to substantial commercial borrowers); (5) water charges and sewer rents or fees; (6) license, permit and inspection fees; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses;
(10) costs of repairs to and maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided in (16) and (17) below); (11) fees and expenses for janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical and other building equipment and systems or as may otherwise be necessary or proper for the operation, repair or maintenance of the Real Property; (12) costs of supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional fees and expenses; (14) fees and expenses for painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord after the Base Year in order to comply with any local, state or federal law, ordinance, role, regulation, code or order of any governmental entity or insurance requirement (collectively, "Legal Requirement") with which the Real Property was not required to comply during the Base Year, or to comply with any amendment or other change to the enactment or interpretation of any Legal Requirement from its enactment or interpretation during the Base Year; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Base Year for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses; (18) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in common areas of the Building or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property); (19) any expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any additional work, labor, services or material resulting from compliance with any Legal Requirement applicable to the Real Property or any parts thereof; and (20) Building office rent or rental value; provided that the rent or rental value shall be for premises not to exceed One Thousand Five Hundred (1,500) rentable square feet of space and the rent or rental value shall not to exceed the fair market rent for the subject space. With respect to the costs of items included in Operating Expenses under (16) and (17), such costs shall be amortized over a reasonable period (which period shall be determined by Landlord in accordance with generally accepted property management practices), together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the Treasury Rate charged at the time such item is constructed or acquired, or, if Landlord borrows funds to finance the construction or acquisition of the subject item, at the actual interest rate paid by Landlord on such funds borrowed for the purpose of constructing or acquiring such item, but in either case not more than the maximum rate permitted by law at the time such item is constructed or acquired.

          Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein; (ii) principal or interest payments on loans secured by mortgages or trust deed on the Real Property; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 7.a.); (v) Tax Expenses (as defined in Paragraph 7.b. below); (vi) attorneys' fees and expenses incurred in connection with lease negotiations with prospective Building tenants or disputes with Building tenants; (vii) the cost (including any amortization thereof) of any improvements or alterations which would be properly classified as capital expenditures according to generally accepted property management practices (except to the extent expressly included in Operating Expenses pursuant to Paragraphs 7.a.(16) and (17); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) salaries of executives and officers above the function of Director of Property Management, or the cost of labor and employees with respect to personnel not located at the Building on a full-time basis unless such costs are appropriately allocated between the Building and the other responsibilities of such personnel;
(x) advertising; (xi) real estate broker's or other leasing commissions, rental concessions, build-outs for tenants and lease buy-outs; (xii) penalties or other costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, of any of the terms and conditions of this Lease or any other lease relating to the Building except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (xiii) subject to the Operating Expense inclusions set forth in item (4) above, repairs and other work occasioned by fire, windstorm or other casualty; (xiv) costs, penalties or fines arising from Landlord's violation of any applicable governmental role or authority except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (xv) overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceed the amounts normally payable for similar goods and services under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in first class buildings in the San Francisco Financial District; (xvi) the cost of services or facilities made available at no special cost to any tenant in the Building but not to Tenant; (xvii) costs associated with the operation of the business of the partnership or corporation which constitutes Landlord, as the same are distinguished from the costs of the operation of the Real Property by Landlord; (xviii) political or charitable contributions; (xix) costs solely attributable to the garage in the Building (provided, however, that the cost of providing utilities to the garage shall be included in Operating Expenses); (xx) the cost of any service for which Tenant pays directly to third parties or for which Landlord is reimbursed by tenants (other than by application of provisions such as this Paragraph 7); (xxi) the cost of damage and repairs necessitated by the deliberate misconduct of Landlord; (xxii) any costs incurred in installing, operating, maintaining or owning any specialty not normally installed, operated and maintained in buildings comparable to the Building and not necessary for Landlord's operation, repair, maintenance and providing of required services for the Building, including, but not limited to any observatory, broadcasting facility (other than the Building's music system and life support systems), luncheon club, athletic or recreational club; (xxiii) the costs of purchasing or leasing any sculpture, paintings or other works of art; or (xxiv) costs incurred in large scale or material (as opposed to minor or incidental) cleaning-up or removing hazardous materials from the Real Property pursuant to government mandate.

            b. Tax Expenses. Tenant shall pay to Landlord as Additional Rent
               ------------
under this Lease, at the times hereinafter set forth, Tenant's Share, as specified in Paragraph 2.e. above, of any increase in Tax Expenses (as defined below) incurred by Landlord in each calendar year over Tax Expenses incurred by Landlord during the Base Tax Year. Notwithstanding the foregoing, if any reassessment, reduction or recalculation of any item included in Tax Expenses during the term results in a reduction of Tax Expenses, then for purposes of calculating Tenant's Share of increases in Tax Expenses from and after the calendar year in which such adjustment occurs, Tax Expenses for the Base Tax Year shall be adjusted to reflect such reduction.

       The term "Tax Expenses" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, improvement districts, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property, on Landlord with respect to the Real Property, on the act of entering into leases of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, on any improvements, fixtures and equipment and other personal property of Landlord located in the Real Property and used in connection with the operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Tax Expense. Tax Expenses shall include reasonable attorneys' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.

       Tax Expenses shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a Tax Expense.

       c.   Adjustment for Occupancy Factor. Notwithstanding any other
            -------------------------------
provision herein to the contrary, in the event the Building is not fully occupied during the Base Year or any calendar year during the term after the Base Year, an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year. In addition, if any particular work or service includable in Operating Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work or service to such tenant. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses or Tax Expenses if such cost is an Operating Expense or Tax Expense pursuant to the terms of this Lease.

       d.   Intention Regarding Expense Pass-Through. It is the intention of
            ----------------------------------------
Landlord and Tenant that the Monthly Rent paid to Landlord throughout the term of this Lease shall be absolutely net of all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, Tax Expenses for the Base Tax Year and Operating Expenses for the Base Year, and the foregoing provisions of this Paragraph 7 are intended to so provide.

       e.   Notice and Payment. On or before the first day of each calendar
            ------------------
year during the term hereof subsequent to the Base Year, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord's estimate of the Additional Rent, if any, payable by Tenant pursuant to Paragraphs 7.a. and 7.b. for such calendar year subsequent to the Base Year. On or before the first day of each month during each such subsequent calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent; provided, however, that if Landlord's notice is not given prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year's estimate until the month after Landlord's notice is given. If at any time it appears to Landlord that the Additional Rent payable under Paragraphs 7.a. and/or 7.b. will vary from Landlord's estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon the revised estimate. On the first monthly payment date after any new estimate is delivered to Tenant, Tenant shall also pay any accrued cost increases, based on such new estimate.

       f.   Annual Accounting. Landlord shall maintain adequate records of the
            -----------------
Operating Expenses and Tax Expenses in accordance with generally accepted property management practices. Within ninety (90) days after the close of each calendar year subsequent to the Base Year, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraphs 7.a. and 7.b. for such year. The statement shall be based on the results of an audit of the operations of the Building prepared for the applicable year by a nationally recognized certified public accounting firm selected by Landlord. Upon Tenant's request, Landlord shall promptly deliver to Tenant a copy of the auditor's statement on which Landlord's annual statement is based and such other information regarding the annual statement as may be reasonably required by Tenant to ascertain Landlord's compliance with this Paragraph 7. Landlord's annual statement shall be final and binding upon Landlord and Tenant unless either party, within ninety (90) days after Tenant's receipt thereof, shall contest any item therein by giving written notice to the other, specifying each item contested and the reason therefor. Notwithstanding the foregoing, the Tax Expenses included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Tax Expenses affecting the calculation of such Tax Expenses. Provided that the issue is raised by either party within the aforementioned ninety (90) day period, Landlord and Tenant shall endeavor in good faith to promptly resolve any disagreement between the parties regarding the subject annual statement. If the annual /'statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above exceeded Tenant's obligations for the calendar year, Landlord shall, at Tenant's option, either (1) credit the excess to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.

       g.   Proration for Partial Lease Year. If this Lease terminates on a
            --------------------------------
clay other than the last clay of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to the calendar year in which this Lease terminates shall be prorated on the basis that the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty-five (365).

       8.   Use of Premises; Compliance with Law.
            ------------------------------------

            a. Use of Premises. The Premises shall be used solely for general
               ---------------
office purposes which are consistent with the operation of the Building as a first-class office building, which do not materially increase (beyond that which would be typical for use of the Premises by a general office user typical of first-class financial district office buildings) (a) the operating costs for the Building, (b) the burden on the Building services, or (c) the foot traffic, elevator usage or security concerns in the Building, and which do not create an increased probability of the comfort and/or safety of the Landlord or other tenants of the Building being compromised or reduced, or which may conflict with any exclusive uses granted to other tenants of the Real Property, or with the terms of any easement, covenant, condition or restriction or other agreement affecting the Real Property, and for no other use or purpose without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion (for example, but not exclusively, Landlord's consent shall be required for and may be denied with respect to, use of the Premises for a school or training facility, an entertainment, sports or recreation facility, retail sales to the public, or a consulate or similar office).

       Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property, nor bring or keep anything therein, which would in any way subject Landlord, Landlord's agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Real Property or any of the contents of the Building, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord upon demand the amount of such increase. Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Real Property. Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises.

       Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

            b. Compliance with Law. Tenant shall not do or permit anything to be
               -------------------
done in or about the Premises which will in any way conflict with any Legal Requirement (as defined in Paragraph 7.a.(16) above) now in force or which may hereafter be enacted. Tenant, at its sole cost and expense, shall promptly comply with all such present and future Legal Requirements relating to the condition, use or occupancy of the Premises, and shall perform all work to the Premises or other portions of the Real Property required to effect such compliance (or, at Landlord's election, Landlord may perform such work at Tenant's cost). Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the Premises or other portions of the Real Property unless such changes are related to or affected or triggered by
(i) Tenant's Alterations (as defined in Paragraph 9 below), (ii) Tenant's particular use of the Premises (as opposed to Tenant's use of the Premises for general office purposes in a normal and customary manner), (iii) Tenant's particular employees or employment practices, or (iv) the construction of initial improvements to the Premises (except that Tenant shall have no responsibility for performing Landlord's Work, as defined in Paragraph 4.e. above). The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Legal Requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Legal Requirement.

            c. Hazardous Materials. Tenant shall not cause or permit the
               -------------------
storage, use, generation, release, handling or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Real Property to be contaminated by any Hazardous Materials or in violation of any Hazardous Materials Laws. Tenant shall immediately advise Landlord in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Real Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord's prior written consent (which consent may be withheld in Landlord's sole discretion), Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Paragraph 14.b. below), harmless from and against all Claims (as defined in Paragraph 14.b. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant's breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises. Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease. For purposes of this Lease, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

            d. Applicability of Paragraph. The provisions of this Paragraph 8
               --------------------------
are for the benefit of Landlord, the holder of any Superior Interest (as defined in Paragraph 21 below), and the other Indemnitees only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

       9.   Alterations and Restoration.
            ---------------------------

            a. Tenant shall not make or permit to be made any alterations, modifications, additions, decorations or improvements to the Premises, or any other work whatsoever that would directly or indirectly involve the penetration or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or coveting thereof in the Premises (collectively, "Alterations"), except as expressly provided in this Paragraph 9. Tenant shall have the right, without Landlord's consent, to make any Alteration to the Premises, provided that (a) the Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, partitions or other such work), (b) Tenant provides Landlord with five (5) business days' advance notice of the commencement of any such Alteration, (e) such Alteration does not affect the Building's electrical, mechanical or HVAC systems or any part of the Building other than the Premises, (d) the work will not decrease the value of the Premises, does not require a building permit or other governmental permit, uses only first-class materials and is performed in a workmanlike manner and in accordance with all applicable Legal Requirements, (e) the work does not involve opening the ceiling of the Premises and (f) the work does not involve the Building's asbestos procedures. At the time Tenant notifies Landlord of any such work, Tenant shall give Landlord a copy of Tenant's plans for the work. If the Alterations are of such a nature that formal plans will not be prepared for the work, Tenant shall provide Landlord with a reasonably specific description of the work. If Tenant desires any Alteration that is not covered by the second sentence of this grammatical paragraph, Tenant must obtain Landlord's prior written approval of such Alteration, which approval Landlord agrees, shall not be unreasonably withheld.

          All Alterations shall be made at Tenant's sole cost and expense (including the expense of complying with all present and future Legal Requirements, including those regarding asbestos, if applicable, and any other work required to be performed in other areas within or outside the Premises by reason of the Alterations). Alterations shall be made, at Tenant's election, by Landlord or by a contractor reasonably approved by Landlord. If Tenant hires Landlord to perform the Alteration, Landlord's contractor shall be entitled to receive a fee as negotiated by Tenant and Landlord. If Landlord does not perform the work pursuant to the above, Tenant shall pay Landlord on demand prior to or during the course of such construction an amount (the "Alteration Operations Fee") equal to five percent (5%) of the total cost of the Alteration (and for purposes of calculating the Alteration Operations Fee, such cost shall not include architectural, engineering or permit fees) as compensation to Landlord for electrical energy consumed in connection with the work, freight elevator operation, additional cleaning expenses, additional security services, and for other miscellaneous costs incurred by Landlord as result of the work.

          All such work shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with all Legal Requirements and Landlord's construction procedures and requirements for the Building (including Landlord's requirements relating to insurance and contractor qualifications). In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence may give rise to a labor or other disturbance in the Building. Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with an Alteration (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any Alterations, including, without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord. Tenant shall give Landlord not less than five (5) days prior written notice of the date the construction of the Alteration is to commence. Landlord may post and record an appropriate notice of nonresponsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises.

            b. Landlord shall advise Tenant at the time of Landlord's approval of any Alteration requested by Tenant whether Landlord will require that the Alteration be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises restored by Tenant to their condition prior to the making of the Alteration, ordinary wear and tear excepted. The removal of the Alterations so required to be removed from the Premises and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord, and Tenant shall pay the general contractor's fees and costs in connection with such work. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be deemed to automatically incorporate the terms of this Lease without the necessity for further reference thereto.

       10.  Repair.
            ------

            a. Except as specifically provided in this Lease, Tenant agrees that the Premises are in good condition and repair. Tenant, at Tenant's sole cost and expense, shall keep the Premises and every part thereof (including the interior walls and ceilings of the Premises, those portions of the Building systems located within and exclusively serving the Premises (which, as to the Building's HVAC system, shall be limited to branch line flex duct, mixing boxes, diffusers and thermostats), and improvements and Alterations) in good condition and repair; provided that Tenant shall not be responsible for repairs to the extent such repairs are (i) necessitated because of fire, earthquake, act of God or the elements, (ii) necessitated by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, or (iii) Landlord's obligation pursuant to Paragraph 10.b. below. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Notwithstanding the foregoing, if any portion of the Building systems located within and exclusively serving the Premises require maintenance or repair, Landlord shall perform the required work and Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days of receipt of Landlord's written invoice therefor. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar Legal Requirement now or hereafter in effect.

            b. Repairs to the Premises due to item (i) described in Paragraph 10.a. above shall be governed by Paragraph 26 below. Landlord shall repair the Premises if they are damaged due to item (ii) described in Paragraph 10.a. above. Further, Landlord shall repair and maintain in good condition and repair the structural portions of the Building and all Building systems, including plumbing, air conditioning, heating, electrical, life safety and other systems installed or furnished by Landlord (other than the portions of those systems that are Tenant's responsibility to maintain and repair pursuant to Paragraph 10.a. above) and the exterior windows of the Premises, but excluding (i) non-Building standard lighting and electrical wiring and (ii) extraordinary quantities of electrical, plumbing, HVAC or other Building facilities or distribution thereof; provided, however, that to the extent repairs which Landlord is required to make pursuant to this sentence are necessitated by the negligence or deliberate misconduct of

Tenant or Tenant's agents, employees or contractors, then Tenant shall reimburse Landlord for the cost of such repair to the extent Landlord is not reimbursed therefor by insurance. Landlord shall in no event be obligated to repair any wear and tear to the Premises.

       11.  Abandonment. Tenant shall not vacate or abandon the Premises or any
            -----------
part thereof at any time during the term hereof. Tenant understands that if Tenant leaves the Premises or any part thereof vacant, the risk of fire, other casualty and vandalism to the Premises and the Building will be increased. Accordingly, such action by Tenant shall constitute an Event of Default hereunder regardless Of whether Tenant continues to pay Monthly Rent and Additional Rent under this Lease. Upon the expiration or earlier termination of this Lease, or if Tenant abandons, vacates or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 9. Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Premises and the Building caused by such removal, and make any restoration required pursuant to Paragraph 9 above.

       12.  Liens. Tenant shall not permit any mechanic's, materialman's or
            -----
other liens arising out of work performed at the Premises by or on behalf of Tenant to be filed against the fee of the Real Property nor against Tenant's interest in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, upon ten (10) days' written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate. Tenant agrees to indemnify, defend and hold Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) harmless from and against any Claims (as defined in Paragraph 14.b. below) for mechanics', materialmen's or other liens in connection with any Alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant.

       13.  Assignment and Subletting.
            -------------------------

            a. Landlord's Consent. Landlord's and Tenant's agreement with regard
               ------------------
to Tenant's right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13. Tenant agrees that, except upon Landlord's prior written consent, which consent shall not (subject to Landlord's rights under Paragraph 13.d. below) be unreasonably withheld, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest (collectively an "assignment") and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a "sublease"). Any assignment or subletting without Landlord's prior written consent shall, at Landlord's option, be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

       The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where: (i) the assignment or subletting would increase the operating costs for the Building or the burden on the Building services, or generate additional foot traffic, elevator usage or security concerns in the Building, or create an increased probability of the comfort and/or safety of Landlord and other tenants in the Building being compromised or reduced, (ii) the space will be used for a school or training facility, an entertainment, sports or recreation facility, retail sales to the public (unless Tenant's permitted use is retail sales), a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight); (iii) the proposed assignee or subtenant is a prospective tenant of the Building with whom Landlord is then negotiating to lease space in the Building and Landlord has adequate available space to meet such prospective tenant's space requirements, or is a current tenant of the Building and Landlord has adequate available space to meet such current tenant's expansion requirements;
(iv) Landlord disapproves of the proposed assignee or subtenant's reputation or creditworthiness; (v) Landlord determines that the character of the business that would be conducted by the proposed assignee or subtenant at the Premises, Or the manner of conducting such business, would be inconsistent with the character of the Building as a first-class office building; (vi) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings; (vii) the assignment or subletting may conflict with any exclusive uses granted to other tenants of the Real Property, or with the terms of i any easement, covenant, condition or restriction, or other agreement affecting the Real Property; (viii) the assignment or subletting would involve a change in use from that expressly permitted under this Lease; or (ix) Landlord determines that the proposed assignee may be unable to perform all of Tenant's obligations under this Lease or the proposed subtenant may be unable to perform all of its obligations under the proposed sublease. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

       For purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant's assets to the point that this Lease is substantially Tenant's only asset; (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity; or (v) the agreement by a third party to assume, take over, or reimburse Tenant for, any or all of Tenant's obligations under this Lease, in order to induce Tenant to lease space with such third party. "Control" shall mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise). Notwithstanding anything to the contrary in this grammatical paragraph or elsewhere in this Paragraph 13, (i) if Digital Island, Inc., a California corporation ("Digital Island") makes a public offering of shares of Tenant in conformance with applicable securities laws, the issuance of stock in Tenant pursuant to such laws shall not constitute an assignment or subletting of the Lease and Landlord's consent shall not be required therefor and (ii) if Digital Island, Inc., a California corporation issues any equity interests in itself as a result of investments or strategic partnerships with or by any public or private entities or individuals, then the issuance of such equity interests shall not be deemed an assignment for the purposes of this Lease, or require the consent of Landlord thereto, notwithstanding the fact that the issuance of such equity interests may result in a change in Control, so long as the issuance of such equity interests does not result in a decrease in the net worth of Digital Island and, following such issuance of the equity interests, Digital Island continues substantially the same business operations as were in effect of the date as of this Lease. The provisions of the immediately preceding sentence are personal to Digital Island, and shall not apply to any assignee or subtenant thereof.

       If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder.

       The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from obtaining Landlord's express prior written consent to any other or further assignment or subletting (which consent shall not be unreasonably withheld, subject to Landlord's rights under this Paragraph 13). Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13.a. shall be deemed a waiver of any of the provisions of this Paragraph 13.a. or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant's obligations under this Lease. If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the subtenant or assignee unless such subtenant or assignee is an Affiliate (as defined in Paragraph 13.g. below), it being agreed by the parties hereto that any such rights and options are personal to the Tenant originally named herein and may not be transferred other than to an Affiliate.

            b. Processing Expenses. Tenant shall pay to Landlord, as Landlord's
               -------------------
cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of $750.00 for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"), and the amount of all out-of-pocket costs and expenses (if any) incurred by Landlord directly arising from the assignee or sublessee taking Occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

            c.  Consideration to Landlord. In the event of any assignment or
                -------------------------
sublease, whether or not requiting Landlord's consent, Landlord shall be entitled to receive, as additional rent hereunder, seventy-five percent (75%) of any consideration (including, without limitation, payment for leasehold improvements and any "Leasehold Profit" as defined below) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, seventy-five percent (75%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent under Paragraph 5 above and Additional Rent under Paragraph 7 above attributable to the sublet space for the corresponding month; except that Tenant may first recapture (i) any brokerage commissions paid by Tenant in connection with the subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), (ii) reasonable legal fees paid by Tenant in connection with such assignment or subletting (provided that Tenant shall submit to Landlord evidence reasonably acceptable to Landlord of such legal fees actually paid by Tenant, which evidence shall include copies of the applicable attorney bills) and (iii) any improvement allowance or construction costs incurred by Tenant in connection with the assignment or sublease (collectively the "Assignment or Subletting Costs"), provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant shall provide to Landlord, within ninety (90) days of Landlord's execution of Landlord's consent to the assignment or subletting, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and construction invoices. To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration (i) the Monthly Rent and Additional Rent payable by Tenant to Landlord for the subject space and (ii) the Assignment or Subletting Costs, and seventy-five percent (75%) of the then remaining sum shall be paid promptly to Landlord. Upon Landlord's request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and that belong to Landlord, and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

       "Leasehold Profit" shall be the value allocated to the leasehold between the parties to the assignment or sublease, provided that, if (a) such allocation is less than the "Calculated Leasehold Profit" (which Calculated Leasehold Profit shall be the excess of the present value of the fair market rent of the Premises for the remaining term of this Lease after such assignment or sublease, over the present value of the Monthly Rent payable hereunder for such remaining term (as reasonably estimated by Landlord and Tenant)), (b) Tenant will receive from the assignee or subtenant pursuant to the written agreement between Tenant and the assignee or subtenant, an amount in excess of Tenant's monetary obligations under the Lease for the subject space and (c) Tenant does not provide reasonable evidence to Landlord that the excess consideration received by Tenant from the assignee or subtenant is attributable to payment for some value received by the assignee or subtenant from Tenant other than the value of the leasehold, then the Leasehold Profit shall be deemed to be the Calculated Leasehold Profit; provided, however, that Landlord shall collect Landlord's share of Leasehold Profit only to the extent such amounts are actually paid by the assignee or subtenant to Tenant in connection with such assignment or sublease.

            d. Procedures. If Tenant desires to assign this Lease or any
               ----------
interest therein or sublet all or part of the Premises, Tenant Shall give Landlord written notice thereof and the terms proposed (the "Sublease Notice"), which Sublease Notice, in the case of a proposed sublease, shall designate the space proposed to be sublet. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within thirty (30) days after receipt of the Sublease Notice) (i) in the event of an assignment of the Lease, to terminate this Lease in its entirety, and in the event of a sublease that will result in more than twenty-five percent (25%) of the Premises being under sublease or a sublease that will terminate during the final eighteen (18) months of the Lease term, to terminate the Lease as it pertains to the portion of the Premises so proposed by Tenant to be sublet, or (ii) to approve Tenant's proposal to sublet conditional upon Landlord's subsequent written approval of the specific sublease obtained by Tenant and the specific subtenant named therein. If Landlord exercises its option described in (ii) above, then Tenant shall have six (6) months thereafter to submit to Landlord, for Landlord's written approval, Tenant's proposed sublease agreement (in which the proposed subtenant shall be named, and which agreement shall otherwise meet the requirements of Paragraph 13.e. below), together with a current financial statement of such proposed subtenant and any other information reasonably requested by Landlord. If (x) Tenant fails to submit the specific sublease and other required information within such time, or (y) the rent under the specific sublease submitted by Tenant is Five Dollars ($5.00) or more per square foot per annum lower than the rental rate set forth in the Sublease Notice previously approved by Landlord pursuant to (ii) above, or (z) the size of the space to be sublet under the specific sublease submitted by Tenant differs by more than twenty-five percent (25%) from the size set forth in the Sublease Notice approved by Landlord pursuant to (ii) above, then Tenant shall be required to submit a new Sublease Notice for Landlord's evaluation pursuant to the procedures set forth in this paragraph. If Landlord fails to exercise any such option to sublet or to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13.a., b., c. or d. herein. If Landlord exercises any option to terminate, any costs of demising the portion of the Premises affected by such termination shall be borne by Landlord. In addition, Landlord shall have no liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed subletting, and Tenant agrees to indemnify, defend and hold Landlord and all other Indemnitees harmless from and against any and all Claims (as defined in Paragraph 14.b. below), including, without limitation, claims for commissions arising from such proposed subletting. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease. For purposes of this Paragraph 13.d., a proposed assignment of this Lease in whole or in part shall be deemed a proposed subletting of such space.

         If Landlord exercises its rights under (i) of the immediately preceding grammatical paragraph, then, notwithstanding anything to the contrary in Paragraph 13.b. above, the Processing Costs provided for therein shall be inapplicable with regard to the proposed assignment or sublease which triggered Landlord's exercise of its rights under (i) above.

            e.  Documentation. No permitted assignment or subletting by Tenant
                -------------
shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) the assignee or subtenant may not further assign or sublet the assigned or sublet space without Landlord's prior written consent (which, in the case of a further assignment proposed by an assignee, shall not be unreasonably withheld, subject to Landlord's rights under the provisions of this Paragraph 13), (ii) the assignee or subtenant will comply with all of the provisions of this Lease, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease. In addition to the foregoing, no sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's consent to sublease form or, in the case of a sublease to an Affiliate pursuant to Paragraph 13.g. below, a waiver and acknowledgement form. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.

            f. No Merger. Without limiting any of the provisions of this
               ---------
Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent.

            g. Affiliates. Notwithstanding anything to the contrary in
               ----------
Paragraphs 13.a. and 13.d., but subject to Paragraphs 13.e. and 13.f., Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant's parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, or the power to direct the management of, the relevant entity) or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant's parent, or to the corporation resulting from a corporate reorganization of Tenant (provided that, following such reorganization, the corporation continues substantially the same business operations of Tenant as were in effect as of the date of this Lease) or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that (i) Landlord receives prior written notice of an assignment or subletting, (ii) the Affiliate's net worth is sufficient, in Landlord's sole but good faith judgment, to satisfy Landlord's then existing financial criteria for new tenants of the Building, (iii) the Affiliate (or its officers and employees) has proven experience in the operation of a first-class business of a type consistent with the use of the Building as a first-class office Building, (iv) the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (v) the Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this Lease and
(vi) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate.

            h. Shared Space Arrangement. Notwithstanding anything to the
               ------------------------
contrary in this Paragraph 13, Tenant may from time to time permit third parties with whom Tenant will share office services to use a portion of the Premises and such use shall not be deemed to be a sublease so long as (i) no more than 1,500 rentable square feet of the Premises is so used at any one time, and (ii) the space Occupied by such parties is not separately demised from the balance of the Premises (i.e. separated from the balance of the space by a wall or other constructed device and having separate entrances to the common areas) and (iii) the use of the space is not a use which increases (a) the operating costs for the Building, (b)the burden on the Building services, or (c) the foot traffic, elevator usage or security concerns in the Building, or creates an increased probability of the comfort and/or safety of the Landlord and other tenants in the Building being unreasonably compromised or reduced, and (iv) Tenant does not realize a profit with respect to the space so used. The rights set forth in this paragraph are personal to Digital Island, Inc., a California corporation, and shall not inure to the benefit of any successor, assignee or subtenant of Tenant. Tenant shall be fully responsible for the conduct of such parties within the Premises and the Real Property, and Tenant's indemnification obligations set forth in Paragraph 14 of this Lease shall apply with respect to the conduct of such parties. Tenant shall supply Landlord with the terms of any such space sharing arrangement. If such arrangement indicates that the sums payable thereunder for the value of the use of the space exceed the Monthly Rent and Additional Rent payable under Paragraphs 5 and 7 hereof for such space, that particular space sharing arrangement will be deemed to be a sublease for the purpose of applying the provisions of Paragraph 13.e. above. Notwithstanding the foregoing, Tenant shall not permit any party to occupy space in the Premises (or conduct business in the Premises) pursuant to the above until Tenant delivers to Landlord a fully executed counterpart of Landlord's waiver and acknowledgement form for space sharing arrangements.

       14.  Indemnification of Landlord.
            ---------------------------

            a. Landlord and the holders of any Superior Interests (as defined in Paragraph 21 below) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Premises or the Real Property from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement, fire sprinklers, appliances, air conditioning, plumbing or other portion of the Premises or the Real Property, or gas, fire, explosion, falling plaster, steam, electricity, or any malfunction within the Premises or the Real Property, or acts of other tenants of the Building; provided, however, that the foregoing waiver shall be inapplicable to any loss, injury or damage resulting directly from Landlord's gross negligence or willful misconduct. Tenant acknowledges that from time to time throughout the term of this Lease, construction work may be performed in and about the Building and the Real Property by Landlord, contractors of Landlord, or other tenants or their contractors, and that such construction work may result in noise and disruption to Tenant's business. In addition to and without limiting the foregoing waiver or any other provision of this Lease, Tenant agrees that Landlord shall not be liable for, and Tenant expressly waives and releases Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) from any Claims (as defined in Paragraph 14.b. below), including without limitation, any and all consequential damages or interruption or loss of business, income or profits, or claims of constructive eviction, arising or alleged to be arising as a result of any such construction activity.

            b. Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the "Indemnitees") harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees and costs incurred in defending against the same (collectively, "Claims"), to the extent arising from
(a) the acts or omissions of Tenant or any other Tenant Parties (as defined in Paragraph 8.e. above) in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the term of this Lease, or (e) any breach or Event of Default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused directly by the gross negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 14.b. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

       15.  Insurance.
            ---------

            a.  Tenant's Insurance. Tenant shall, at Tenant's expense, maintain
                ------------------
during the term of this Lease (and, if Tenant occupies or conducts activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period): (i) commercial general liability insurance including contractual liability coverage, with minimum coverages of $1,000,000 per occurrence combined single limit for bodily injury and property damage, $1,000,000 for products-completed operations coverage, $100,000 fire legal liability, $1,000,000 for personal and advertising injury (which coverage shall not be subject to the contractual liability exclusion), with a $2,000,000 general aggregate limit, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant's operations in the Building, (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as arc insurable under then-available standard forms Of "all risk" insurance policies (excluding earthquake and flood but including water damage), coveting Tenant's personal property and trade fixtures in or about the Premises or the Real Property, and any improvements and/or Alterations in the Premises, for the full replacement value thereof without deduction for depreciation; (iii) workers' compensation insurance in statutory limits; (iv) at least three months' coverage for loss of business income and continuing expenses, providing protection against any peril included within the classification "all risk," excluding earthquake and flood but including water damage; and (v) if Tenant operates owned, leased or non-owned vehicles on the Real Property, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence, combined single limit. The above described policies shall protect Tenant, as named insured, and Landlord and all the other Indemnitees and any other parties designated by Landlord, as additional insureds; shall insure Landlord's and such other parties' contingent liability with regard to acts or omissions of Tenant; shall specifically include all liability assumed by Tenant under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant's indemnity obligations under this Lease); and, if subject to deductibles, shall provide for deductible amounts not in excess of those reasonably approved in advance in writing by Landlord. Landlord reserves the right to increase the foregoing amount of liability coverage from time to time as Landlord determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby (provided, however, that Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant); provided, however, such increased amounts shall not materially exceed the greater of (a) those amounts normally required for comparable buildings in the San Francisco Financial District or (b) those amounts required to provide Landlord with the same relative protection as the amounts set forth above as of the date of this Lease. Further, Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

            b. Policy Form. Each insurance policy required pursuant to Paragraph
               -----------
15.a. above shall be issued by an insurance company licensed in the State of California and with a general policyholders' rating of "A+" or better and a financial size ranking of "Class VIII" or higher in the most recent edition of Best's Insurance Guide. Each insurance policy, other than Tenant's workers' compensation insurance, shall (i) provide that it may not be materially changed, cancelled or allowed to lapse unless thirty (30) days' prior written notice to Landlord and any other insureds designated by Landlord is first given, (ii) provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured, (iii) include all waiver of subrogation rights endorsements necessary to effect the provisions of Paragraph 16 below, and (iv) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Indemnitees by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant. Each such insurance policy or a certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least thirty (30) days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure the same for Tenant's account, and the cost thereof shall be paid to Landlord by Tenant upon demand. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

          Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant's part to make any addition, Alteration or improvement in or to the Premises.

            d. Landlord's Insurance. During the term hereof, Landlord shall keep
               --------------------
the Building and all Tenant Improvements to the Premises made pursuant to Paragraph 4 hereof (but excluding any Alterations made pursuant to Paragraph 9 hereof, and any personal property, fixtures, office equipment, furniture, artwork and other decoration not affixed to and a part of the Building) insured through reputable insurance underwriters against perils covered by a standard "all risk" insurance policy or policies as such policies are in use as of the date of this Lease (excluding perils such as earthquake, flood and other standard "all risk" policy form exclusions, although Landlord may carry earthquake insurance at Landlord's option), if such a policy is reasonably available, with a deductible provision, if any, that does not materially exceed that which prudent, efficient operators of first-class high-rise office buildings in the downtown San Francisco financial district would carry from time-to-time in the exercise of reasonable business judgment, in an amount or amounts equal to not less than eighty percent (80%) of the full replacement value of the Building (excluding the land and the footings, foundations and installations below the basement level) and the Tenant Improvements made pursuant to Paragraph 4 hereof, without deduction for depreciation, including the costs of demolition and debris removal, or such other fire and property damage insurance as Landlord shall reasonably determine to give substantially equal or greater protection.

       16.  Mutual Waiver of Subrogation Rights. Each party hereto hereby
            -----------------------------------
releases the other respective party and, in the Case of Tenant as the releasing party, the other Indemnitees, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Building, the Premises or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Real Property that is caused by or results from risks insured against under any fire and extended coverage insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable). For purposes of this Paragraph 16, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to Paragraph 15 but not actually carried by Tenant, and Landlord shall be deemed to carry standard fire and extended coverage policies on the Real Property with a deductible not to exceed the customary range of deductibles in effect for comparable first-class office buildings in the San Francisco Financial District. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

       17.  Utilities.
            ---------

            a. Basic Services. Landlord shall furnish the following utilities
               --------------
and services ("Basic Services") for the Premises: (i) during the hours of 8 A.M. to 6 P.M. ("Business Hours") Monday through Friday (except public holidays) ("Business Days"), electricity for Building standard lighting and power suitable for the use of the Premises for ordinary general office purposes, (ii) during Business Hours on Business Days, heat and air conditioning required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises for ordinary general office purposes, (iii) unheated water for the restroom(s) and drinking fountains in the public areas servicing the Premises,
(iv) elevator service to the floor(s) of the Premises by nonattended automatic elevators for general office pedestrian usage, and (v) on Business Days, janitorial services limited to emptying and removal of general office refuse, light vacuuming as needed and window washing as determined by Landlord. Notwithstanding the foregoing, however, Tenant may use water, heat, air conditioning, electric current, elevator and janitorial service in excess of that provided in Basic Services ("Excess Services," which shall include without limitation any power usage other than through existing standard 110-volt AC outlets; electricity and/or water consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant; chilled, heated or condenser water; or water used for any purpose other than ordinary drinking and lavatory purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Paragraph 17. Landlord reserves the right to install in the Premises or the Real Property electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g. by temporary "check" meters or by survey).

            b.  Payment for Utilities and Services. The cost of Basic Services
                ----------------------------------
shall be included in Operating Expenses. In addition, Tenant shall pay to Landlord upon demand (i) the cost, at Landlord's prevailing rate (based on Landlord's actual cost thereof) of any Excess Services used by Tenant, (ii) the cost of installing, operating, maintaining, repairing or reasonable costs of monitoring, any meter or other device or system used to measure Tenant's consumption of utilities and (iii) the cost of installing, operating, maintaining, repairing or reasonable costs of monitoring, any Temperature Balance Equipment (as defined in Paragraph 17.c. below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant. Landlord's failure to bill Tenant for any of the foregoing shall not waive Landlord's right to bill Tenant for the same at a later time.

            c.  Temperature Balance. If the temperature otherwise maintained in
                -------------------
any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits specified in Paragraph 17.d. below, or (iv) any rearrangement of partitioning or other improvements, then at Tenant's sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein "Temperature Balance Equipment"). Tenant agrees to keep closed, when necessary, draperies which, because of the sun's position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

            d. Utility Connections. Tenant shall not connect or use any
               -------------------
apparatus or device in the Premises (i) using current in excess of 110 volts, or
(ii) which would cause Tenant's electrical demand load to exceed 1.0 watts per rentable square foot for overhead lighting or 2.0 watts per rentable square foot for convenience outlets, or (iii) which would exceed the capacity of the existing panel or transformer serving the Premises. Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of initial improvements or Alterations approved by Landlord), or water pipes, any apparatus or device for the purpose of using electrical current or water.

       Landlord will not permit additional coring of the floor of the Premises in order to install new electric outlets in the Premises unless Landlord is satisfied, on the basis of such information to be supplied by Tenant at Tenant's expense, that coring of the floor in order to install such additional outlets will not weaken the structure of the floor.

            e.  Interruption of Services. Landlord's obligation to provide
                ------------------------
utilities and services for the Premises are subject to the Rules and Regulations of the Building, applicable Legal Requirements (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord. In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code
Section 1932(1) or any other applicable existing or future Legal Requirement permitting the termination of this Lease clue to such interruption, failure or inability.

            f.  Governmental Controls. In the event any governmental authority
                ---------------------
having jurisdiction over the Real Property or the Building promulgates or revises any Legal Requirement or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto; provided that in making any such alterations, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant's business in the Premises. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

       18.  Personal Property and Other Taxes. Tenant shall pay before
            ---------------------------------
delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant's equipment, furniture, fixtures, improvements and other personal property (including carpeting installed by Tenant) located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises, and (e) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord's payment upon demand.

       19.  Rules and Regulations. Tenant shall comply with the rules and
            ---------------------
regulations set forth on Exhibit B attached hereto, as such rules and
                         ---------
regulations may be reasonably modified or amended by Landlord from time to time, provided that such modifications or amendments do not conflict with the express provisions of this Lease (the "Rules and Regulations"). Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other tenant or occupant of the Building of or with any of the Rules and Regulations, but Landlord shall use reasonable efforts to enforce the Rules and Regulations.

       20.  Surrender; Holding Over.
            ------------------------

            a. Surrender. Upon the expiration or other termination of this
               ---------
Lease, Tenant shall surrender the Premises to Landlord vacant and broom-clean, with all improvements and Alterations (except as provided below) in their original condition, except for reasonable wear and tear, damage from casualty or condemnation or from acts of Landlord or its agents, employees or contractors and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of this Lease, and all of Tenant's personal property and trade fixtures, and, at Landlord's sole election, any portion of the Tenant Improvements constructed pursuant to Paragraph 4 above that Landlord advises Tenant, at the time Landlord approves of the Final Plans therefor, Landlord will require be removed upon the expiration or sooner termination of this Lease. If such removal is not completed at the expiration or other termination of this Lease, Landlord may remove the same at Tenant's expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant (including the patching or repairing of ceilings and walls) or, if Tenant fails to do so, Landlord may do so at Tenant's expense. The removal of Alterations from the Premises shall be governed by Paragraph 9 above. Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease. Upon expiration or termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

            b.  Holding Over. If Tenant remains in possession of the Premises
                ------------
after the expiration or earlier termination of this Lease with the express written consent of Landlord (which consent may be withheld in Landlord's sole discretion), Tenant's occupancy shall be a month-to-month tenancy at a rent equal to the greater of (i) for the first thirty (30) days of any such holdover period, one hundred twenty-five percent (125%), and for each day of the holdover period thereafter, one hundred fifty percent (150%), of the Monthly Rent and Additional Rent payable under this Lease during the last full month prior to the date of the expiration of this Lease or (ii) the then fair market rental (as reasonably determined by Landlord) for the Premises; provided, however, if Landlord and Tenant agree in writing that a different monthly rent shall apply during such month-to-month tenancy, then the monthly rent specified in such written agreement shall instead apply. Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease, except that any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building contained in this Lease shall be deemed to have terminated and shall be inapplicable thereto. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without Landlord's consent as required above, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the holdover period an amount equal to the greater of (i) one hundred twenty-five percent (125%) of the fair market rental (as reasonably determined by Landlord) for the Premises or (ii) two hundred percent (200%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month prior to the date of such expiration or termination.

            c. Indemnification. Tenant shall indemnify, defend and hold Landlord
               ---------------
harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

       21.  Subordination and Attornment.
            ----------------------------

            a. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein which is now existing or hereafter executed or recorded, any present or future modification, amendment or supplement to any of the foregoing, and to any advances made thereunder (any of the foregoing being a "Superior Interest") without the necessity of any further documentation evidencing such subordination. Notwithstanding the foregoing, Tenant shall, within ten (10) days after Landlord's request, execute and deliver to Landlord a document evidencing the subordination of this Lease to a particular Superior Interest, and Tenant's failure to timely deliver the required document shall constitute an Event of Default under Paragraph 25.a.3. below. If the interest of Landlord in the Real Property or the Building is transferred to any person ("Purchaser") pursuant to or in lieu of proceedings for enforcement of any Superior Interest, Tenant shall immediately and automatically attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein.

            b. Notwithstanding the above, upon Tenant's written request, Landlord will request that the then existing (if any) holders of a Superior Interest execute a written "non-disturbance agreement" on Tenant's behalf providing that, if Tenant is not in default under this Lease beyond any applicable grace period, that such party will recognize this Lease and Tenant's rights hereunder and will not disturb Tenant's possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof. The failure of any future holder of a Superior Interest to execute and deliver such a non-disturbance agreement upon Landlord's request shall not constitute a default hereunder by Landlord, it being understood that Landlord's sole obligation is to request in good faith the execution and delivery of such agreement. Further, if in order to obtain such non-disturbance agreement, Landlord is required to expend any sum, Landlord shall so notify Tenant and Tenant may elect to pay such sum. In no event shall Landlord be required to expend any sums in connection therewith.

       22.  Financing Condition. If any lender or ground lessor that intends to
            -------------------
acquire an interest in, or holds a mortgage, ground lease or deed of trust encumbering any portion of the Real Property should require, either the execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, and/or any modification of the agreements, covenants, conditions or provisions of this Lease, then Tenant agrees that it shall, within ten (10) days after Landlord's request, execute and deliver such agreement and modify this Lease as required by such lender or ground lessor; provided, however, that no such modification shall affect the length of the term or increase the rent payable by Tenant under Paragraphs 5 and 7 or otherwise materially lessen the rights, or increase the obligations of, Tenant hereunder. Tenant acknowledges and agrees that its failure to timely execute any such agreement or modification required by such lender or ground lessor may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 below, including its right to damages caused by the loss of such financing.

       23.  Entry by Landlord. Landlord may, at any and all reasonable times,
            -----------------
and upon reasonable advance notice (provided that no advance notice need be given if an emergency necessitates an immediate entry or prior to entry to provide routine janitorial services), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder,
(b) supply janitorial and any other service Landlord is required to provide hereunder, (c) show the Premises to prospective lenders or purchasers or, during the final twelve (12) months of the Lease term, to prospective tenants, (d) post notices of nonresponsibility, and (e) alter, improve or repair the Premises or any other portion of the Real Property. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises or elsewhere in the Real Property scaffolding and other structures reasonably required for the work to be performed. In no event shall such entry or work entitle Tenant to an abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but not limited to liability for consequential damages or loss of business or profits by Tenant; provided, however, that Landlord shall use good faith efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible without incurring additional expense. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant's vaults and safes. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

       In any entrance into the Premises pursuant to the provisions of this Paragraph 23, Landlord shall endeavor in good faith to comply with Tenant's reasonable security procedures previously detailed by Tenant to Landlord, except to the extent Landlord or its agents determine that an emergency makes compliance with such procedures impracticable.

       24.  Insolvency or Bankruptcy. The occurrence of any of the following
            ------------------------
shall constitute an Event of Default under Paragraph 25 below:

                1. Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets; or

                2. Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other Legal Requirement, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment pursuant to any state or federal bankruptcy or other Legal Requirement without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated; or

                3. Tenant is unable, or admits in writing its inability, to pay its debts as they mature; or

                4. Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations.

       In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor's estate in any bankruptcy, insolvency or reorganization proceedings.

       25.  Default and Remedies.

            a.  Events of Default. The occurrence of any of the following shall
                -----------------
constitute an "Event of Default" by Tenant:

                1. Tenant fails to pay Monthly Rent, Additional Rent or any other rent due hereunder within five (5) business days following written notice that such sum is past due; provided, however, if Landlord is entitled to give written notice to Tenant that sums due under this Lease are past due and Landlord actually gives such notice to Tenant two (2) times during any twelve
(12) month period, then thereafter the above five (5) business day notice and grace period for payment shall no longer apply until a period of twelve (12) months passes during which all payments due from Tenant to Landlord under this Lease are timely paid by Tenant, at which time the five (5) business day notice and grace period provided for above shall again apply; or

                2. Tenant fails to occupy and use the Premises for thirty (30) consecutive days, which failure shall be deemed an abandonment of the Premises by Tenant; or

                3. Tenant fails to deliver any estoppel certificate pursuant to Paragraph 29 below, subordination agreement pursuant to Paragraph 21 above, or document required pursuant to Paragraph 22 above, within the applicable period set forth therein; or

                4. Tenant violates the bankruptcy and insolvency provisions of Paragraph 24 above; or

                5. Tenant makes or has made or delivers or has delivered any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement made by Tenant for the benefit of Landlord, which is or was false or misleading in any material respect when made or furnished; or

                6. Tenant assigns this Lease or subleases any portion of the Premises in violation of Paragraph 13 above; or

                7. A default by Tenant occurs under any other lease between Tenant and Landlord or any affiliate of Landlord, and Tenant fails to cure such default within the applicable period set forth therein; or

                8. Tenant fails to comply with any other provision of this Lease in the manner required after notice from Landlord of such failure, or, with respect to matters which do not pose a health, safety or security risk and do not annoy other tenants, Tenant fails to comply within thirty (30) calendar days after written notice of such failure (or if the noncompliance cannot by its nature be cured within the 30-day period, if Tenant fails to commence to cure such noncompliance within the 30-day period and thereafter diligently prosecute such cure to completion) .

            b.  Remedies. Upon the occurrence of an Event of Default Landlord
                --------
shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

                1. Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant's account, its storage of Tenant's personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, its appointment of a receiver, or its exercise of any other rights and remedies under this Paragraph 25 or otherwise at law, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises.

          Upon such termination in writing of Tenant's right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future Legal Requirement providing for recovery of damages for such breach, including but not limited to the following:

                    (i)   The reasonable cost of recovering the Premises; plus

                    (ii) The reasonable cost of removing Tenant's Alterations, trade fixtures and improvements; plus

                    (iii) All unpaid rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Paragraph 25.b.2. below, together with interest at the Interest Rate, on such sums from the date such rent is due and payable until the date of the award of damages; plus

                    (iv) The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, together with interest at the Interest Rate on such sums from the date such rent is due and payable until the date of the award of damages; plus

                    (v) The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

                    (vi) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law, including without limitation any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                2.  Landlord has the remedy described in California Civil Code
Section 1951.4 (a landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. After the occurrence of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant's account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Tenant's personal property, trade fixtures and Alterations; (ii) second, to the payment of rent then due and payable hereunder;
(iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant's account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

       During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant's right to possession of the Premises and subject to Paragraph 13, entitled Assignment and Subletting, and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold its consent to an assignment or sublease of Tenant's interest in the Premises or in this Lease.

                3. During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and remove all Tenant's personal property, Alterations and trade fixtures from the Premises and store them at Tenant's risk and expense. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys' fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Paragraph 25.b.2. above.

       Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's personal property pursuant to this Paragraph 25, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

                    4. Landlord may require Tenant to remove any and all Alterations from the Premises or, if Tenant fails to do so within ten (10) days after Landlord's request, Landlord may do so at Tenant's expense.

                    5. Landlord may cure the Event of Default at Tenant's expense, it being understood that such performance shall not waive or cure the subject Event of Default. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.

            c.  Waiver of Redemption. Tenant hereby waives, for itself and all
                --------------------
persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Legal Requirement to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

       26.  Damage or Destruction. If all or a part of the Premises are
            ---------------------
damaged by fire or other casualty, or if the Building is so damaged that access to or use and occupancy of the Premises is materially impaired, Landlord shall promptly give Tenant notice of Landlord's reasonable estimate of the time required to make such repairs (the "Damage Estimate"). If the Damage Estimate is one hundred twenty (120) days or less, then Landlord shall repair the damage and this Lease shall remain in full force and effect. If the Damage Estimate is more than one hundred twenty (120) days, Landlord, at its option exercised by written notice to Tenant within sixty (60) days of the date of the damage, shall either
(a) repair the damage, in which event this Lease shall continue in full force and effect, or (b) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice. If the Damage Estimate is more than one hundred eighty (180) days, and Landlord does not give notice terminating this Lease, then Tenant may give notice to Landlord, within thirty
(30) calendar days after Tenant receives the Damage Estimate, terminating this Lease as of the date of such fire or casualty.

       Notwithstanding anything to the contrary contained in this Paragraph 26, if the initial Damage Estimate is more than ninety (90) days, and the date on which Landlord reasonably anticipates the repairs of such damage will be completed is during the last twelve (12) months of the Lease term, Landlord and Tenant shall each have the option to terminate this Lease as of the date of such damage by giving written notice to the other, in the case of Landlord together with the Damage Estimate, or, in the case of Tenant, within thirty (30) days of Tenant's receipt of the Damage Estimate.

       If the fire or other casualty damages the Premises or the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, Tenant ceases to use any portion of the Premises as a result of such damage, and the damage does not result from the negligence or willful misconduct of Tenant or any other Tenant Parties, then during the period the Premises or portion thereof are rendered unusable by such damage and repair, Tenant's Monthly Rent and Additional Rent under Paragraphs 5 and 7 above shall be proportionately reduced based upon the extent to which the damage and repair prevents Tenant from conducting, and Tenant does not conduct, its business at the Premises. Landlord shall not be obligated to repair or replace any of Tenant's movable furniture, equipment, trade fixtures, and other personal property, nor any Alterations installed in the Premises by Tenant, and no damage to any of the foregoing shall entitle Tenant to any abatement, and Tenant shall, at Tenant's sole cost and expense, repair and replace such items. All such repair and replacement of Alterations shall be constructed in accordance with Paragraph 9 above regarding Alterations.

       A total destruction of the Building shall automatically terminate this Lease. In no event shall Tenant be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or for any inconvenience occasioned by any such destruction, rebuilding or restoration of the Premises, the Building or access thereto, except for the rent abatement expressly provided above. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.

       27.  Eminent Domain.
            --------------

            a. If all or any part of the Premises are taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a "taking"), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking. If only a portion of the Premises is taken, Landlord or Tenant may terminate this Lease as to the remainder of the Premises upon written notice to the other party within ninety
(90) days after the taking; provided, however, that Tenant's right to terminate this Lease is conditioned upon the remaining portion of the Premises being of Such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant's business. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of this Lease or of any of the improvements or Alterations in the Premises; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant's relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, trade fixtures, Alterations or other improvements paid for by Tenant so long as any award to Tenant will not reduce the award to Landlord.

          In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced. If all or any part of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking.

            b. Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure
Section 1265.130 and any other applicable existing or future Legal Requirement providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

          28. Landlord's Liability; Sale of Building. The term "Landlord," as
              --------------------------------------
used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord's obligations or actions under this Lease. For purposes of the foregoing, Landlord's interest in the Real Property shall include (subject to the rights of any holder of a Superior Interest) (a) any condemnation awards receivable (but not received) by Landlord in respect of a taking of a portion of the Real Property and (b) any proceeds of casualty insurance receivable (but not received) by Landlord in respect of damage to or destruction of any portion of the Real Property, but only to the extent that such insurance proceeds are not used or to be used for the repair or replacement of any portion of the Real Property damaged or destroyed. In addition, in the event of any conveyance of title to the Real Property, then the grantor or transferor shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord's alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default). Upon any conveyance of title to the Real Property, the grantee or transferee shall be deemed to have assumed Landlord's obligations to be performed under this Lease from and after the date of such conveyance, subject to the limitations on liability set forth above in this Paragraph 28. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, and Landlord transfers such security to the grantee or transferee of Landlord's interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security. Notwithstanding any other provision of this Lease, but not in limitation of the provisions of Paragraph 14.a. above, Landlord shall not be liable for any consequential damages, or interruption or loss of business, income or profits, or claims of constructive eviction, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify

Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner.

          Notwithstanding anything to the contrary contained above in this Paragraph 28 or elsewhere in this Lease, in the event that Landlord's interest in the Real Property, as the same may from time to time be encumbered, shall be in excess often Million Dollars ($10,000,000.00), then such excess shall not be subject to any claims by Tenant or liability to Tenant arising out of or in connection with this Lease.

       29.  Estoppel Certificates. At any time and from time to time, upon
            ---------------------
not less than ten (10) business days' prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that Tenant is not in default under this Lease (or if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser of the Real Property or by a lender obtaining a lien on the Real Property as security. If Tenant fails to execute and deliver to Landlord the required certificate within the required ten (10) business day period, then Landlord may send Tenant a second written notice requesting that Tenant execute and deliver such certificate to Landlord pursuant to the terms hereof. If Tenant fails to execute and return such certificate to Landlord within ten (10) business days following such second written notice, then such failure shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord,
(ii) there are no uncured defaults in Landlord's performance of its obligations hereunder, (iii) not more than one month's installment of Monthly Rent has been paid in advance, and (iv) any other statements of fact included by Landlord in such statement are correct. Tenant acknowledges and agrees that its failure to execute such certificate within the ten (10) business day period following Landlord's second written notice to Tenant, as provided above, may cause Landlord serious financial damage by causing the failure of a sale or financing transaction and shall give Landlord all of its rights and remedies under Paragraph 25 above, including its right to damages caused by the loss of such sale or financing.

       30.  Right of Landlord to Perform. If Tenant fails to make any payment
            ----------------------------
required hereunder (other than Monthly Rent and Additional Rent) or fails to perform any other of its obligations hereunder within any applicable notice and cure period provided for herein, Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant's behalf. All sums so paid by Landlord and all necessary incidental costs in connection with the performance by Landlord of an obligation of Tenant (together with interest thereon from the date of such payment by Landlord until paid at the Interest Rate) shall be payable by Tenant to Landlord within thirty (30) days of written demand, and Tenant's failure to make such payment within such thirty (30) day period shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent.

       31.  Late Charge. Tenant acknowledges that late payment of any
            -----------
installment of Monthly Rent or Additional Rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds. Therefore, if any installment of Monthly Rent or Additional Rent or any other amount due from Tenant is not received when due, Tenant shall pay to Landlord on demand, on account of the delinquent payment, an additional sum equal to the greater of (i) five percent (5%) of the overdue amount, or (ii) $100.00, which additional sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising its right to collect interest as provided above, rent, or any other damages, or from exercising any of the other rights and remedies available to Landlord.

       32.  Attorneys' Fees; waiver of Jury Trial. In the event of any action
            -------------------------------------
or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The "prevailing party" will be determined by the court before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

       If Landlord becomes involved in any litigation or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or any Tenant Party, Tenant agrees to pay Landlord's reasonable attorneys' fees and other costs incurred in connection with the litigation or dispute, regardless of whether a lawsuit is actually filed.

       IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631 (a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

       33.  Waiver. No provisions of this Lease shall be deemed waived by
            ------
Landlord or Tenant unless such waiver is in a writing signed by the party giving such waiver. The waiver by either party of any breach of any provision of this Lease by the other party shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, or of Tenant upon any default of Landlord, shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Tenant's payment of rent due and Tenant's continuance in possession shall not constitute a waiver by Tenant of any default of Landlord. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

       34.  Notices. All notices and demands which may or are required to be
            -------
given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States certified or registered mail, return receipt requested, postage prepaid, or by any reputable overnight or same-day courier, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder. All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Landlord in care of Shorenstein Company, L.P., 555 California Street, 49th floor, San Francisco, California 94104, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder. In the event Tenant requests multiple notices hereunder, Tenant will be bound by such notice from the earlier of the effective times of the multiple notices.

       35.  Deleted.
            -------

       36.  Defined Terms and Marginal Headings. When required by the context of
            -----------------------------------
this Lease, the singular includes the plural. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and the act of, written notice to or from, refund to, or signature of, any Tenant signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such Tenant signatories) shall bind every other Tenant signatory as though every other Tenant signatory had so acted, or received or given the written notice or refund, or signed. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term including or includes is used in this Lease it shall be construed as if followed by the phrase "without limitation." The language in all parts of this Lease shall in all eases be construed as a whole and in accordance with its fair meaning and not construed for or against any party simply because one party was the drafter thereof."

       37.  Time and Applicable Law. Time is of the essence of this Lease and of
            -----------------------
each and all of its provisions, except as to the conditions relating to the delivery of possession of the Premises to Tenant. This Lease shall be governed by and construed in accordance with the laws of the State of California, and the venue of any action or proceeding under this Lease shall be the City and County of San Francisco, California.

       38.  Successors. Subject to the provisions of Paragraphs 13 and 28 above,
            ----------
the covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, executors, administrators and assigns.

       39.  Entire Agreement; Modifications. This Lease (including any
            -------------------------------
exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant's lease of the Premises. No provision of this Lease may be amended or otherwise modified except by an agreement in writing signed by the parties hereto. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, including without limitation any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any improvements to the Premises except those, if any, expressly provided in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Neither this Lease nor any memorandum hereof shall be recorded by Tenant.

       40.  Light and Air. Tenant agrees that no diminution of light, air or
            -------------
view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

       41.  Name of Building. Tenant shall not use the name of the Building for
            ----------------
any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord, which consent may be denied in Landlord's sole discretion. Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

       42.  Severability. If any provision of this Lease or the application
            ------------
thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

       43.  Authority. If Tenant or Landlord is a corporation, partnership,
            ---------
trust, association or other entity, Tenant and Landlord and each person executing this Lease on their respective behalf, hereby covenant and warrant that (a) Tenant or Landlord, as the case may be, is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant or Landlord, as the case may be, has and is duly qualified to do business in California, (c) Tenant or Landlord, as the case may be, has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant or Landlord is duly and validly authorized to do so.

       44.  No Offer. Submission of this instrument for examination and
            --------
signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

       45.  Real Estate Brokers. Landlord and Tenant each represents and
            -------------------
warrants to the other that such party has negotiated this Lease directly with the Real Estate Broker(s) identified in Paragraph 2 and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for such party in connection with this Lease. Each party shall hold the other harmless from and indemnify and defend the other against any and all Claims by any real estate broker or salesman other than the Real Estate Broker(s) identified in Paragraph 2 for a commission, finder's fee or other compensation as a result of the inaccuracy of such party's representation above.

       46.  Consents and Approvals. Wherever the consent, approval, judgment or
            ----------------------
determination of Landlord is required or permitted under this Lease, such consent, approval, judgment or determination shall not be unreasonably withheld, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval may be granted or denied in Landlord's sole discretion or otherwise states specific criteria for the granting or withholding of consent or approval. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including without limitation reasonable attorneys' or consultants' fees and expenses, within thirty (30) days after Landlord's delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant's sole remedy will be an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

       47.  Reserved Rights. Landlord retains and shall have the rights set
            ---------------
forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for rent abatement:

  (a) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.

  (b) To perform, or cause or permit to be performed, at any time and from time to time, including during Business Hours, construction in the common areas and facilities or other leased areas in the Real Property.

  (c) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Real Property and to create additional rentable areas through use or enclosure of common areas.

       48.  Financial Statements. Upon submission of this Lease to Landlord
            --------------------
and at any time thereafter within thirty (30) days after Landlord's request therefor, Tenant shall furnish to Landlord copies of true and accurate financial statements reflecting Tenant's then current financial situation (including without limitation balance sheets, statements of profit and loss, and changes in financial condition) and Tenant's most recent audited or certified annual financial statements pertaining to Tenant's business, and in addition shall cause to be furnished to Landlord similar financial statements for any guarantor(s) of this Lease. Landlord shall use good faith efforts to keep such information received from Tenant confidential, except that Landlord may disclose such financial information received from Tenant to any lender or prospective lender for, or purchaser or prospective purchaser of, the Real Property and except that the foregoing confidentiality requirement shall be inapplicable in the event the subject financial information is made publicly available by the Security and Exchange Commission or any other governmental body.

       49.  Deleted.
            -------

       50.  Nondisclosure of Lease Terms. Tenant agrees that the terms of
            ----------------------------
this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord's prior written consent (which consent may be denied in Landlord's sole discretion), except to (i) any accountants of Tenant in connection with the preparation of Tenant's financial statements or tax returns, (ii) to an assignee of this Lease or sublessee of the Premises, (iii) to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease, (iv) Tenant's consultants, agents, architects or attorneys representing Tenant in connection with this Lease or (v) any governmental or judicial entity involved in any investigation into the compliance of the Premises or the Real Property with applicable Legal Requirements.

       51.  Hazardous Substance Disclosure. California law requires landlords
            ------------------------------
to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials ("ACM") must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas of the Building, these areas may, from time to time, be exposed to tobacco smoke. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances. Further, certain portions of the Building contain ACM in the form of fireproofing on structural elements, heat insulation sealed within fire doors, and small areas of resilient floor tile, but these areas are generally inaccessible to Building occupants and visitors, such as machinery and utility rooms, the inside of sealed walls and above suspended ceilings. Landlord has made no special investigation of the Premises with respect to any hazardous substances. Tenant agrees not to expose or disturb any ACM unless Landlord has given Tenant prior written consent thereto (which consent may be denied in Landlord's sole discretion) and Tenant complies with all applicable Legal Requirements and Landlord's written procedures for handling ACM. Tenant's failure to comply with the immediately preceding sentence shall constitute an Event of Default under Paragraph 25 of this Lease. Tenant may obtain a copy of Landlord's written procedures for handling ACM from the Building office.

       52.  Stairway Access. Throughout the Lease term, Landlord shall permit
            ---------------
Tenant to use the Building's fire stairs for access by Tenant's employees between the 11th floor of the Premises and the 12th floor of the Premises. Tenant acknowledges that the doors leading from the fire stairs to individual floors are kept locked, subject to applicable Legal Requirements and Building procedures. Accordingly, a security system mutually acceptable to Landlord and Tenant (such as code access, card key access or other system) shall be installed by Tenant, at Tenant's sole cost, on the doors leading from the fire stairs to the 11th floor of the Premises and the 12th floor of the Premises so that Tenant's employees are able to open the doors from the fire stairs using such system. Such installation shall be performed either as a part of the Tenant Improvements or as an Alteration pursuant to Paragraph 9 below. Tenant's access rights provided in this Paragraph 52 shall be subject to applicable Legal Requirements and reasonable Building procedures currently or hereinafter in effect. Throughout the Lease term, Tenant shall, at Tenant's sole cost, maintain the security system in first class working condition. Notwithstanding anything to the contrary above, if Landlord, at any time during the Lease term and for any reason, adopts a uniform policy that tenants of the Building may not use the fire stairs for access to their premises, then Landlord may revoke Tenant's rights under this Paragraph 52 to use the fire stairs for such access. Upon the expiration or earlier termination of this Lease (or such earlier date that Landlord, in accordance with the provisions above, revokes Tenant's right to use the fire stairs for access between the 11th and 12th floors) Landlord may, at its option, require that the security system be removed and the affected portions of the Building returned to their condition immediately prior to the installation of the security system (ordinary wear and tear excepted). If Landlord does so require that the security system be removed, then Landlord shall perform such removal and Tenant shall reimburse Landlord for the reasonable costs thereof, within thirty (30) days of Landlord's written demand therefor.

       53.  Right of First Offer.
            --------------------

            a. First Offer Right; Available Space. If, during the first three
               ----------------------------------
(3) years of the Lease term, the entire thirteenth (13th) floor of the Building (the "First Offer Space") becomes "available for lease," then Tenant shall have a right of first offer to lease the First Offer Space, subject to the provisions of this Paragraph 53. The First Offer Space shall not be deemed "available for lease" if the tenant under an expiring lease of such space desires to renew or extend its lease, whether pursuant to a renewal option or a new arrangement with Landlord, or if any tenant of the Building exercises an option or right of first offer to lease such space, which option or right of first offer existed as of the date of this Lease. Upon Landlord obtaining knowledge that the First Offer Space will be available for lease, Landlord shall send Tenant a written notice (the "Availability Notice") specifying the availability date (or estimated availability date).

            b.  Exercise of First Offer Right. If Tenant elects to lease the
                -----------------------------
First Offer Space (and Tenant must lease the entire First Offer Space, and may not elect to lease only a portion thereof), Tenant shall so notify Landlord in writing within five (5) business days after Tenant's receipt of the Availability Notice. If Tenant does not exercise its right to lease the First Offer Space within such five (5) business day period, then Landlord shall be released of its obligation to lease the First Offer Space to Tenant and the provisions of this Paragraph 53 shall no longer have any force or effect either as to the First Offer Space.

            c.  Terms and Conditions.
                --------------------

                    (i) Upon Tenant's election to lease the First Offer Space, Landlord and Tenant shall promptly enter into an amendment of this Lease, adding the First Offer Space to the Premises on all the terms and conditions set forth in this Lease as to the Premises originally demised hereunder, except that (1) the term of the lease to Tenant of the First Offer Space shall commence upon the availability date specified in the Availability Notice (but in event sooner than thirty (30) days after the date of Landlord's Availability Notice to Tenant) or, if later, the date Landlord actually delivers the space to Tenant, vacant and free of other tenancies, and shall continue coextensively with the remaining term hereof and any extension thereof, (2) the Monthly Rent payable by Tenant under Paragraph 5 of this Lease for the First Offer Space shall be the fair market rent for the First Offer Space, as provided below, (3) Tenant's Share for purposes of Paragraph 7 hereof with respect to the First Offer Space shall be determined by dividing the rentable square footage of such First Offer Space by the rentable square footage of the Building, (4) for purposes of Paragraph 7 hereof, the Base Year for the First Offer Space shall be the calendar year in which the First Offer Space is added to this Lease and the Base Tax Year shall be the fiscal tax year in which the First Offer Space is added to this Lease, and (5) Tenant shall take the First Offer Space in its then "as-is" condition.

          For purposes of this Paragraph 53.c., the term "fair market rent" shall mean the rental rate that would be applicable for a lease term commencing on the commencement date of the lease as to the First Offer Space and that would be payable in any arms length negotiations for the First Offer Space for a lease term of the length of the term that Tenant will lease the First Offer Space (provided, however, if the term of this Lease as to the First Offer Space will be less than five (5) years, then for the purposes of establishing the fair market rent for the First Offer Space, the term of this Lease shall be deemed to be five (5) years), which rental rate may be established by reference to rental terms actually negotiated for comparable space under primary lease (and not sublease), taking into consideration the fact that the First Offer Space is being leased in its as-is condition, and taking into consideration the location of the Building and such amenities as existing improvements, view, floor on which the First Offer Space is situated and the like, situated in first-class, reputable, established office and retail complexes in comparable locations in the San Francisco Financial District, in comparable physical and economic condition, taking into consideration the then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then-prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate).

          The fair market rent for the First Offer Space shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30)-day period commencing with Landlord's notice to Tenant stating the commencement date for the First Offer Space, but no sooner than three (3) months prior to the date the First Offer Space is to be added to this Lease. If Landlord and Tenant are unable to agree upon the fair market rent within such thirty (30)-day period, the fair market rent shall be established by appraisal in accordance with the procedures set forth in Exhibit C attached hereto.
                        ---------

                    (ii) If Tenant exercises the right of first offer granted herein, Landlord does not guarantee that the First Offer Space will be available on the stated availability date for the lease thereof, if the then existing occupants of the First Offer Space shall hold-over, or for any other reason beyond Landlord's reasonable control. In such event, rent with respect to the First Offer Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse.

            d. Minimum Monthly Rent. Notwithstanding anything in the foregoing
               --------------------
or Exhibit C to the contrary, at no time during the term of this Lease may the Monthly Rent for the First Offer Space be less than the amount produced by multiplying the rentable square footage of such First Offer Space by the aggregate of the monthly rental rate per rentable square foot payable by Tenant for the original Premises leased under this Lease under Paragraphs 5 and 7 hereof, as such monthly rental rate may adjust from time to time during the term hereof.

            e.  Limitation on Tenant's Right of First Offer. Notwithstanding the
                -------------------------------------------
foregoing, if (i) on the date of exercise of the right of first offer, or the date immediately preceding the date the Lease term for the First Offer Space is to commence, Tenant is in default of any of its obligations under this Lease, or
(ii) on the date immediately preceding the date the Lease term for the First Offer Space is to commence Tenant named herein (a) is not in occupancy of eighty percent (80%) of the Premises then leased hereunder or (b) does not intend to occupy eighty percent (80%) of the Premises then leased hereunder, together with the entire First Offer Space, then Tenant shall have no right to lease the First Offer Space and the exercise of the right of first offer shall be null and void.

       54.  Signage. Tenant may, at Tenant's expense, install a sign
            -------
identifying Tenant's business at the entrance to the Premises, provided that the design, size, color and location of the sign shall be in accordance with the Building's standard signage program and subject to Landlord's prior reasonable approval. Tenant shall be entitled, at no cost to Tenant, to have the name of Tenant's company listed on the Building directory situated in the lobby of the Building.

       55.  Parking.
            --------

            a. Commencing upon the date that Tenant first conducts its business from the Premises, Landlord shall provide Tenant with five (5) reserved parking spaces in such areas of the parking facility for the Building as Landlord may designate from time to time, and Tenant shall pay for such parking at the rate or charge in effect from time to time for parking in the Building. Tenant acknowledges that monthly parking rates apply only to parking during Business Hours on Business Days and that parking outside or beyond such hours shall be subject to additional hourly rates in effect from time to time, and Tenant further acknowledges that the monthly and hourly rates or charges in effect may vary from time to time based on, among other things, the time of day, type of parking (e.g., valet, self-park, or tandem), occurrence of "special events", and general rate increases.

            b. Tenant shall provide Landlord with advance written notice of the names of each individual to whom Tenant from time to time distributes Tenant's parking rights hereunder, and shall cause each such individual to execute Landlord's standard waiver form for garage users. If the parking charge is not paid when due, and such failure continues for ten (10) days after written notice to Tenant of such failure, then in addition to any other remedies afforded Landlord under this Lease by reason of nonpayment of rent, Landlord may terminate Tenant's rights under this Paragraph 55. Further, if at any time Tenant releases to Landlord any parking space provided for in this Paragraph 55, then Tenant's right under this Paragraph 55 to use such released parking space shall automatically terminate.

            c. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact ears. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the parking facility, and Landlord further reserves the right to restrict the hours during which the parking facility is available to Tenant for use of the parking spaces provided to Tenant hereunder to Business Hours on Business Days. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder (other than the parking charge paid hereunder for any parking space no longer made available), by reason of any reduction in Tenant's parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the control of Landlord. Access to the parking spaces to be made available to Tenant shall, at Landlord's option, be by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord, and Tenant's right to use the parking facility is conditioned on Tenant's abiding by and shall otherwise be subject to such rules and regulations as may be promulgated by Landlord from time to time for the parking facility.

            d. The parking rights set forth in this Paragraph 55 are non-transferrable, are personal to the Tenant originally named herein, and shall not inure to the benefit of any successor, assignee or subtenant of Tenant other than an Affiliate (as defined in Paragraph 13.g. above). In the event of any assignment or sublease of parking space rights that is approved by Landlord (provided, however, that such approval may be granted or withheld by Landlord in its sole and absolute discretion), Landlord shall be entitled to receive one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

       THIS LEASE IS EXECUTED by Landlord and Tenant as of the date set forth at
       ----------------------
the top of page 1 hereof.

FORTY-FIVE FREMONT ASSOCIATES,             DIGITAL ISLAND, INC., a California
a California general partnership           corporation

By   Shorenstein Company, L.P., a          By /s/ TL THOMPSON
     California limited partnership,         --------------------------------
     General Partner                       Name   TL Thompson
                                               ------------------------------

     By Shorenstein Management, Inc., a    Title         CFO
        California corporation,                 -----------------------------
        General Partner                                 Tenant

        By  /s/ Douglas W. Shorenstein
            __________________________
            Douglas W. Shorenstein
            President

            Landlord

                             [PREMISES FLOOR PLAN]



                                   45 FREMONT
                                    FLOOR 11
                                   EXHIBIT A

                             [PREMISES FLOOR PLAN]

                                   45 FREMONT
                                    FLOOR 12
                                   EXHIBIT A

                                   EXHIBIT B
                                   ---------

                             RULES AND REGULATIONS
                       FORTY-FIVE FREMONT STREET BUILDING

          1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Landlord shall have the right to remove, at Tenant's expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

              All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

              If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.

          2. No ice, drinking water, towel, barbering or bootblacking, shoeshining or repair services, or other similar services shall be provided to the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

          3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

          4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

          5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord.

          6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

          7. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

          8. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Real Property. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.


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

          9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

         11. No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

         12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

         13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

         14. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.

         15. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

         16. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building's customary charge therefor as established from time to time by Landlord.

         17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no ease be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In ease of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

         18. Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.

         19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

         20. The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

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

         21. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

         22. Subject to Tenant's right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.

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

                                   EXHIBIT C
                                   ---------

                              Appraisal Procedure
                              -------------------

          Within fifteen (15) days after the expiration of the thirty (30)-day period set forth in Paragraph 53 of the Lease for the mutual agreement of Landlord and Tenant as to the fair market monthly rental, each party hereto, at its cost, shall engage a real estate appraiser to act on its behalf in determining the fair market monthly rental. The appraisers each shall have at least ten (10) years' experience with leases in first-class office/retail buildings in the San Francisco Financial District and shall submit to Landlord and Tenant in advance for Landlord's and Tenant's reasonable approval the appraisal methods to be used. If a party does not appoint an appraiser within such fifteen (15)-day period but an appraiser is appointed by the other respective party, the single appraiser appointed shall be the sole appraiser and shall set the fair market monthly rental. If the two appraisers are appointed by the parties as stated in this paragraph, such appraisers shall meet promptly and attempt to set the fair market monthly rental. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last date the two appraisers are given to set the fair market monthly rental. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third appraiser and of the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either party.

          The third appraiser shall conduct his own investigation of the fair market monthly rent, and shall be instructed not to advise either party of his determination of the fair market monthly rent except as follows: When the third appraiser has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third appraiser to Landlord and Tenant, on which he shall disclose his determination of the fair market monthly rent. Such meeting shall take place in the third appraiser's office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market monthly rent is set forth, the third appraiser shall place his determination of the fair market monthly rent in a sealed envelope. Landlord's appraiser and Tenant's appraiser shall each set forth their determination of fair market monthly rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

          In the presence of the third appraiser, the determination of the fair market monthly rent by Landlord's appraiser and Tenant's appraiser shall be opened and examined. If the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the fair market monthly rent, the envelope containing the determination of the fair market monthly rent by the third appraiser shall be destroyed and the third appraiser shall be instructed not to disclose his determination. If either party's envelope is blank, or does not set forth a determination of fair market monthly rent, the determination of the other party shall prevail and be treated as the fair market monthly rent. If the higher of the two determinations is more than 105% of the amount of the lower determination, the envelope containing the third appraiser's determination shall be opened. If the value determined by the third appraiser is the average of the values proposed by Landlord's appraiser and Tenant's appraiser, the third appraiser's determination of fair market monthly rent shall be the fair market monthly rent. If such is not the case, fair market monthly rent shall be the rent proposed by either Landlord's appraiser or Tenant's appraiser which is closest to the determination of fair market monthly rent by the third appraiser.



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